                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                                AGCO CORPORATION,

                                CATERPILLAR INC.

                                       AND

                     CATERPILLAR AGRICULTURAL PRODUCTS INC.

                                DECEMBER 16, 2001

                                TABLE OF CONTENTS

ARTICLE I             DEFINITIONS..................................................................................1

Section 1.1.          Definitions..................................................................................1
Section 1.2.          Other Definitions............................................................................7

ARTICLE II            PURCHASE AND SALE............................................................................8

Section 2.1.          Agreement to Purchase and Sell...............................................................8
Section 2.2.          Assets.......................................................................................8
Section 2.3.          Excluded Assets..............................................................................9
Section 2.4.          Assumption of Assumed Liabilities...........................................................10
Section 2.5.          Excluded Liabilities........................................................................10

ARTICLE III           PURCHASE PRICE; MAKE WHOLE; ALLOCATIONS.....................................................11

Section 3.1.          Purchase Price..............................................................................11
Section 3.2.          Payment of Purchase Price...................................................................11
Section 3.3.          Make Whole..................................................................................12
Section 3.4.          Allocation of Purchase Price................................................................12
Section 3.5.          Allocation of Certain Items.................................................................12

ARTICLE IV            CLOSING.....................................................................................13

ARTICLE V             REPRESENTATIONS AND WARRANTIES OF THE COMPANY...............................................13

Section 5.1.          Organization................................................................................13
Section 5.2.          Authority...................................................................................13
Section 5.3.          Absence of Restrictions and Conflicts.......................................................14
Section 5.4           Financial Performance.......................................................................14
Section 5.5           Absence of Certain Changes..................................................................14
Section 5.6.          Licenses....................................................................................14
Section 5.7.          Legal Proceedings...........................................................................15
Section 5.8.          Title to Assets; Related Matters............................................................15
Section 5.9.          Real Property...............................................................................15
Section 5.10.         Environmental, Health and Safety Matters....................................................16
Section 5.11.         Compliance With Laws Generally..............................................................17
Section 5.12.         Employees...................................................................................17
Section 5.13.         Benefit Plans...............................................................................18

Section 5.14.         Labor Relations.............................................................................19
Section 5.15.         Intellectual Properties.....................................................................21
Section 5.16.         Taxes.......................................................................................23
Section 5.17.         Assumed Contracts...........................................................................23
Section 5.18.         Significant Supplier and Dealer Relations...................................................25
Section 5.19.         Nondisclosed Payments.......................................................................25
Section 5.20.         No Broker Involved..........................................................................25
Section 5.21.         Securities Issuance Representations.........................................................25
Section 5.22.         Disclosure..................................................................................26

ARTICLE VI             REPRESENTATIONS AND WARRANTIES OF THE BUYER................................................26

Section 6.1.          Organization................................................................................26
Section 6.2.          Authority...................................................................................26
Section 6.3.          Absence of Restrictions and Conflicts.......................................................26
Section 6.4.          SEC Filings; Financial Statements...........................................................27
Section 6.5.          Capitalization..............................................................................28
Section 6.6.          Shares......................................................................................28
Section 6.7.          No Broker Involved..........................................................................28

ARTICLE VII            CERTAIN COVENANTS AND AGREEMENTS...........................................................28

Section 7.1.          Conduct of Business.........................................................................28
Section 7.2.          Inspection and Access to Information........................................................31
Section 7.3.          Notices of Certain Events...................................................................31
Section 7.4.          Customary Monthly Management Reports........................................................32
Section 7.5.          Reasonable Efforts; Further Assurances; Cooperation.........................................32
Section 7.6.          Consents....................................................................................33
Section 7.7.          Public Announcements........................................................................33
Section 7.8.          Employees...................................................................................33
Section 7.9.          Transfer Taxes; Expenses....................................................................36
Section 7.10.         Non-Disclosure; Non-Competition.............................................................36
Section 7.11.         Risk of Loss................................................................................37
Section 7.12.         Resale Registration Statement; Limitations on Subsequent Transfers of the Shares; Legends...38
Section 7.13.         Completion of Engineering as Designed.......................................................42
Section 7.14.         Delay in Producing MT 700 and MT 800 Product Lines..........................................42
Section 7.15.         Ancillary Documents.........................................................................42
Section 7.16.         Post-Closing Marketing of the Buyer's Products..............................................43
Section 7.17          Delivery of Certain Financial Statements....................................................43

ARTICLE VIII          CONDITIONS TO CLOSING.......................................................................43

Section 8.1.          Conditions to Obligations of the Buyer......................................................43
Section 8.2.          Conditions to Obligations of the Company....................................................45

ARTICLE IX            TERMINATION.................................................................................46

Section 9.1.          Termination.................................................................................46
Section 9.2.          Specific Performance and Other Remedies.....................................................47
Section 9.3.          Effect of Termination.......................................................................47

ARTICLE X              INDEMNIFICATION............................................................................47

Section 10.1.         Indemnification Obligations of Caterpillar and the Company..................................47
Section 10.2.         Indemnification Obligations of the Buyer....................................................49
Section 10.3.         Indemnification Procedure...................................................................49
Section 10.4.         Claims Period...............................................................................51
Section 10.5.         Liability Limits............................................................................51
Section 10.6.         Investigations..............................................................................52
Section 10.7.         Certain Environmental Matters...............................................................52

ARTICLE XI            MISCELLANEOUS...............................................................................52

Section 11.1.         Notices.....................................................................................52
Section 11.2.         Schedules and Exhibits......................................................................53
Section 11.3.         Assignment; Successors in Interest..........................................................53
Section 11.4.         Interpretation..............................................................................54
Section 11.5.         Captions....................................................................................54
Section 11.6.         Controlling Law; Amendment..................................................................54
Section 11.7.         Severability................................................................................54
Section 11.8.         Counterparts................................................................................54
Section 11.9.         Enforcement of Certain Rights...............................................................54
Section 11.10.        Waiver......................................................................................54
Section 11.11.        Integration.................................................................................55
Section 11.12.        Cooperation Following the Closing...........................................................55
Section 11.13.        Transaction and Other Costs.................................................................55
Section 11.14.        Consent to Jurisdiction, Etc................................................................55

                                LIST OF SCHEDULES

Schedule 2.2(b)                     Assets
Schedule 2.3                        Excluded Assets
Schedule 2.3(j)                     JV Agreements
Schedule 5.4                        Financial Performance
Schedule 5.6                        Licenses
Schedule 5.7                        Legal Proceedings
Schedule 5.8(a)                     Sufficiency of Assets
Schedule 5.8(b)                     Title to Assets
Schedule 5.8(c)                     Property Owned by Others
Schedule 5.9(a)                     Owned Real Property
Schedule 5.10                       Environmental Matters
Schedule 5.10(f)                    Privileged Environmental Documents
Schedule 5.11                       Legal Compliance
Schedule 5.12                       Employees
Schedule 5.13(a)                    Benefit Plans
Schedule 5.14                       Labor Relations
Schedule 5.15(e)                    Owned Intellectual Property
Schedule 5.17                       Assumed Contracts
Schedule 5.18(a)                    Significant Suppliers
Schedule 5.18(b)                    Significant Dealers
Schedule 6.4(a)                     Buyer SEC Reports
Schedule 7.8(e)(i)                  Administrative Employees
Schedule 7.13(a)                    Completion of Challenger MT 700 and MT 800 Engineering
Schedule 7.13(b)                    Marketing Literature

                                LIST OF EXHIBITS

Exhibit A                           Knowledge
Exhibit B                           Ancillary Document Term Sheets

                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (this "Agreement"), dated as of December 16, 2001, is made and entered into by and among AGCO CORPORATION, a Delaware corporation (the "Buyer"), CATERPILLAR INC., a Delaware corporation ("Caterpillar"), and CATERPILLAR AGRICULTURAL PRODUCTS INC., a Delaware corporation and wholly-owned subsidiary of Caterpillar (the "Company"). The Buyer, Caterpillar and the Company are sometimes individually referred to herein as a "Party" and collectively as the "Parties."

                                   WITNESSETH:

         WHEREAS, Caterpillar, through the Company, is engaged in the Business and the Retained Business (each as defined below);

         WHEREAS, the Parties desire to enter into this Agreement pursuant to which Caterpillar and the Company propose to sell to the Buyer, and the Buyer proposes to purchase from Caterpillar and the Company (the "Acquisition"), certain of the assets used or held for use by the Company in the conduct of the Business, and the Buyer proposes to assume certain of the liabilities and obligations of the Company related to the Business;

         WHEREAS, concurrently with the Closing (as defined below), certain of the Parties will enter into the Ancillary Documents (as defined below), each of which will become effective upon the closing of the transactions contemplated by this Agreement; and

         WHEREAS, the Parties desire to make certain representations, warranties and agreements in connection with the Acquisition.

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Parties hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         Section 1.1. Definitions. The following terms, as used herein, have the following meanings:

         "ADA" means the United States Americans with Disabilities Act of 1990, as amended.

         "ADEA" means the United States Age Discrimination in Employment Act, as amended.

         "Affiliate" of any specified Person means any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such specified Person.

         "Ancillary Documents" means any certificate, agreement, document or other instrument, other than this Agreement, required to be executed and delivered by any of the Parties in connection with the transactions contemplated by this Agreement.

         "Assumed Contracts" means those contracts listed on Schedule 5.17 (unless indicated to the contrary thereon); provided that Assumed Contracts shall not include any insurance policies, purchase agreements, license agreements, equipment leases and any other agreements to which Caterpillar or an Affiliate is a party which are applicable both to the Company and to any other division, subsidiary or operating unit of Caterpillar.

         "Base Price" means $19,000,000 divided by the number of Shares.

         "Benefit Plan" means each Employee Benefit Plan of Caterpillar or the Company in respect of Business Employees.

         "Business" means the design, testing, product development, manufacture or sale by either Caterpillar or the Company of the MT 700 and MT 800 product lines of rubber tracked tractors. It is acknowledged that "Business" does not include components supplied by Caterpillar, other than the use and resale thereof as part of the Business.

         "Business Day" means any day except Saturday, Sunday or any day on which banks are generally not open for business in Atlanta, Georgia or Chicago, Illinois.

         "Business Employees" means Hourly Production Employees and Administrative Employees.

         "Buyer Common Stock" means those certain common shares of the Buyer, $.01 par value per share.

         "Buyer Indemnified Parties" means the Buyer and its Affiliates, each of their respective officers, directors, employees, agents and representatives and each of the heirs, executors, successors and assigns of any of the foregoing.

         "Buyer Intellectual Property Licensing Agreement" means that certain agreement to be negotiated pursuant to Section 7.15.

         "Buyer Losses" means the claims, liabilities, obligations, losses, costs, expenses, penalties, fines, judgments and damages of the Buyer Indemnified Parties as to which the Buyer Indemnified Parties are entitled to indemnification under Section 10.1.

         "Cap Price" means $21,000,000 divided by the number of Shares.

         "CERCLA" means the United States Comprehensive Environmental Response, Compensation and Liability Act.

         "Claims Period" means the period during which a claim for indemnification may be asserted under this Agreement by an Indemnified Party.

         "Closing" means the consummation of the transactions contemplated by this Agreement.

         "Closing Date" means the date on which the Closing occurs.

         "COBRA Coverage" means continuation or group health plan coverage required under Section 4980B of the Code and Part 6 of Title I of ERISA (or any successor provisions thereto).

         "Code" means the Internal Revenue Code of 1986, as amended.

          "Company Indemnified Parties" means the Company and its Affiliates, each of their respective officers, directors, employees, agents and representatives and each of the heirs, executors, successors and assigns of any of the foregoing.

         "Company Losses" means the claims, liabilities, obligations, losses, costs, expenses, penalties, fines, judgments and damages of Company Indemnified Parties as to which the Company Indemnified Parties are entitled to indemnification under Section 10.2.

         "Components and Parts Supply Agreements" mean those certain Components and Parts Supply Agreements to be negotiated pursuant to Section 7.15.

         "Confidential Information" means all non-public, proprietary data or information of the Company (including, without limitation, trade secrets) which is valuable to the operation of the Business and treated by the Company as confidential.

         "Control" when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

         "Conversion Price" means the average per share closing price of Buyer Common Stock on the New York Stock Exchange (or on the principal national exchange on which such common stock is then listed) for the ten (10) trading days immediately preceding the two (2) trading days prior to the Closing Date.

         "Employee Benefit Plan" means with respect to any Person, each material plan, fund, program, agreement, arrangement or scheme, in each case, that is at any time sponsored or maintained by such Person or to which such Person has any obligation or liability for employee benefits or for the remuneration, direct or indirect, of the employees, former employees, directors, officers, consultants, independent contractors, contingent workers or leased employees of such Person or the dependents of any of them (whether written or oral), including, without limitation, each deferred compensation, bonus, incentive compensation, pension, retirement, stock purchase, stock option and other equity compensation plan, "welfare" plan (within the meaning of Section 3(1) of ERISA, determined without regard to whether such plan is subject to ERISA); each "pension" plan (within the meaning of Section 3(2) of ERISA, determined without regard to whether such plan is subject to ERISA); each severance plan or agreement, health, vacation, summer hours, supplemental unemployment benefit, hospitalization insurance, medical, dental, legal and each other employee benefit plan, fund, program, agreement or arrangement.

         "Employment Agreements" means all written and all material oral employment contracts, consulting agreements, termination or severance agreements, change of control agreements or any other agreement or understanding respecting the terms and conditions of employment (other than any collective bargaining agreement) or of a consulting or independent contractor relationship in respect to any current or former officer, employee, consultant or independent contractor of the Business under which either Caterpillar or the Company has any liability or obligation.

         "Encoat Services Agreement" means that certain Coating Service Center Agreement between the Company and Encoat Services Inc., dated August 16, 2000.

         "Environmental Laws" means all local, state and federal laws, statutes, regulations, ordinances, decrees, judgments, judicial or administrative orders or permits relating to protection of the environment, pollution control and Hazardous Materials currently applicable to the Business, the Assets or the Real Property.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "FLSA" means the United States Fair Labor Standards Act, as amended.

         "FMLA" means the United States Family and Medical Leave Act, as amended.

         "GAAP" means generally accepted accounting principles as applied in the United States.

         "Governmental Entity" means any federal, state or local or foreign government or any court, administrative or regulatory agency or commission or other governmental authority or agency.

         "Hazardous Materials" means any waste, pollutant, contaminant, hazardous substance, toxic, ignitable, reactive or corrosive substance, radioactive materials, asbestos in any form that is or could become friable, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, or any constituent of any such substance or waste, the use, handling or disposal of which by the Company is subject to regulation under any applicable Environmental Law.

         "Hourly Production Employees" means all hourly production employees of the Business covered by a collective bargaining agreement between Caterpillar and the Union.

         "Indemnified Party" means a Buyer Indemnified Party or a Company Indemnified Party, as the case may be.

         "Intellectual Property Assignment Agreement" means that certain Intellectual Property Assignment Agreement to be negotiated pursuant to Section 7.15.

         "Knowledge" with respect to the Company means (i) all facts known on the date hereof by any officer or director of the Company or those additional individuals listed on Exhibit A after reasonable due inquiry and (ii) all facts that any of the foregoing Persons should have known on the date hereof if such Person had made reasonable due inquiry.

         "Labor Laws" means all laws, regulations and orders governing or concerning labor relations, unions and collective bargaining, conditions of employment, employment discrimination and harassment, wages, hours or occupational safety and health, including, without limitation, ERISA, the Immigration Reform and Control Act of 1986, the National Labor Relations Act, the Civil Rights Act of 1964, the Equal Pay Act, ADEA, ADA, FMLA, WARN, the Occupational Safety and Health Act, the Davis Bacon Act, the Walsh-Healy Act, the Service Contract Act, Executive Order 11246, FLSA and the Rehabilitation Act of 1973 and all regulations under such acts.

         "Leased Real Property" means all parcels of real property used or held for use in connection with the Business and leased by the Company (together with all fixtures and improvements thereon).

         "Licenses" means all notifications, licenses, permits (including, without limitation, environmental, construction and operation permits), franchises, certificates, approvals, exemptions, classifications, registrations and other similar documents and authorizations issued by any Governmental Entity, and applications therefor.

         "Liens" mean all mortgages, liens, pledges, security interests, charges, claims, restrictions and encumbrances of any nature whatsoever.

         "Material Adverse Effect" means any state of facts, change, event, effect or occurrence (when taken together with all other states of fact, changes, events, effects or occurrences) that is or would be reasonably likely to be materially adverse to the financial condition or results of operations of the Business or the Assets or Assumed Liabilities. A Material Adverse Effect shall also include any state of facts, change, event or occurrence that shall have occurred that (when taken together with all other states of facts, changes, events, effects or occurrences that have occurred) is likely to prevent or materially delay the consummation of the transactions contemplated hereby. Material Adverse Effect shall not include any state of facts, change, event, effect or occurrence that is (A) caused by or results from (i) conditions affecting the United States economy generally or the economy of any nation or region in which the Business is conducted or the Assets are located, (ii) conditions affecting the agricultural equipment industry generally, and (iii) the announcement or pendency of this Agreement or the transactions contemplated hereby or (B) disclosed in the Schedules hereto or expressly contemplated by this Agreement or an Ancillary Document.

         "Multiemployer Plan" means an employee benefit plan within the meaning of Section 4001(3) of ERISA.

         "NLRB" means the United States National Labor Relations Board.

         "Non-Assignable Contracts" means Assumed Contracts which require third party consents for assignment that have not been obtained by the Company as of the Closing.

         "Noncompete Period" means the period beginning on the Closing Date and continuing for a period of ten (10) years from the Closing Date.

         "Owned Real Property" means all parcels of real property located at 12001 Barber-Greene Road, Dekalb, Illinois, including the Company's primary manufacturing facility (together with all improvements thereon).

         "OSHA" means the Occupational Safety and Health Administration.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Permitted Liens" means (i) Liens for taxes not yet due and payable or being contested in good faith by appropriate proceedings, (ii) statutory Liens of landlords, (iii) Liens of carriers, warehousemen, mechanics, materialmen and repairmen incurred in the ordinary course of business consistent with past practice and not yet delinquent and (iv) zoning, building, or other restrictions, variances, covenants, rights of way, encumbrances, easements and other minor irregularities in title, none of which, individually or in the aggregate, (a) interfere in any material respect with the present use of or occupancy of the affected parcel by the Company or (b) have more than an immaterial effect on the value thereof or its use.

         "Person" means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Real Property" means the Owned Real Property together with the Leased Real Property.

         "Retained Business" means the business conducted by either Caterpillar or the Company as it relates to the design, manufacture or sale of product lines of rubber tracked tractors sold under the name "Challenger" prior to the introduction of the MT 700 and MT 800 product lines of rubber tracked tractors.

         "Ryder Logistics Agreement" means that certain Logistics Master Agreement between the Company and Ryder Integrated Logistics, Inc. dated April 4, 2001.

         "SEC" means the United States Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Surviving Obligations" means the indemnification obligations described in Sections 10.1(a) (Excluded Liabilities), 10.1(e) (fraud, willful misconduct or bad faith of the Company), 10.1(f) (certain environmental liabilities), 10.1(h) (the Encoat Services Agreement and the Ryder Logistics Agreement) and 10.1(i) (any of the JV Agreements), the last paragraph of Section 10.1 (certain environmental liabilities) and Section 11.13 (transaction and other costs).

         "Surviving Representations" means the representations and warranties in
Section 5.2 (Authority), the third sentence of Section 5.8 (Title to Assets; Related Matters) and the second sentence of Section 5.9(a) (Owned Real Property).

         "Taxes" means all taxes, assessments, charges, duties, fees, levies or other charges (including interest, penalties or additions associated therewith), including income, franchise, capital stock, real property, personal property, tangible, withholding, employment, payroll, social security (or similar), social contribution, unemployment compensation, disability, transfer, sales, use, excise, gross receipts, value-added, license, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties profits, registration, alternative or add-on minimum, estimated and all other taxes of any kind for which the Company may have any liability whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

         "Termination Date" means the date at or prior to the Closing when this Agreement is terminated in accordance with Article IX.

         "Territory" means the world.

         "Tractor and Parts Supply Agreement" means that certain Tractor and Parts Supply Agreement to be negotiated pursuant to Section 7.15.

         "Trademark Licensing Agreement" means that certain Trademark Licensing Agreement to be negotiated pursuant to Section 7.15.

         "Transition Services Agreement" means that certain Transition Services Agreement to be negotiated pursuant to Section 7.15.

         "Union" means the International Association of Machinists and Aerospace Workers.

         "WARN" means the United States Worker Adjustment and Retraining Notification Act, as amended.

         Section 1.2. Other Definitions. Each of the following terms is defined in the Section set forth opposite such term:

Term                                                                                                 Section
----                                                                                                 -------
AAA..................................................................................................11.14
Acquisition..........................................................................................Recitals
Administrative Employees.............................................................................7.8(e)(i)
Agreement............................................................................................Preamble
Assets...............................................................................................2.2
Assumed Liabilities..................................................................................2.4(b)
Buyer................................................................................................Preamble
Buyer Basket.........................................................................................10.5(a)
Buyer Cap............................................................................................10.5(a)
Buyer SEC Reports....................................................................................6.4(a)
Collective Bargaining Agreements.....................................................................7.8(c)
Company Intellectual Property........................................................................5.15(b)
Company Software.....................................................................................5.15(f)
Copyrights...........................................................................................5.15(a)(ii)
Excluded Assets......................................................................................2.3
Excluded Liabilities.................................................................................2.5
HSR Act..............................................................................................5.3
Indemnified Environmental Losses.....................................................................10.7

Indemnifying Party...................................................................................10.3(a)
Intellectual Property................................................................................5.15(a)
JV Agreements........................................................................................2.3(j)
Leased Employees.....................................................................................7.8(e)(i)
Make Whole Period....................................................................................3.3(a)
Marks................................................................................................5.15(a)(v)
Mask Works...........................................................................................5.15(a)(v)
Patents..............................................................................................5.15(a)(i)
Parties..............................................................................................Preamble
Party................................................................................................Preamble
Purchase Price.......................................................................................3.1
Registration Statement...............................................................................7.12(a)
Shares...............................................................................................3.3
Software.............................................................................................5.15(a)(iii)
Trade Secrets........................................................................................5.15(a)(iv)
Transferred Employee.................................................................................7.8(e)(ii)
Transferred Production Employees.....................................................................7.8(a)

                                   ARTICLE II
                                PURCHASE AND SALE

         Section 2.1. Agreement to Purchase and Sell. Subject to the terms and conditions of this Agreement, at the Closing and except as otherwise specifically provided in this Article II, Caterpillar and the Company (as the case may be) will grant, sell, assign, transfer and deliver to the Buyer, and the Buyer will purchase and acquire from Caterpillar and the Company (as the case may be), all right, title and interest of each of Caterpillar and the Company in and to (a) the Business and (b) except for the Excluded Assets, all of the Assets, free and clear of all Liens, and the Buyer will assume the Assumed Liabilities.

         Section 2.2.      Assets. Except as otherwise expressly set forth in
Section 2.3, the "Assets" mean the following assets, properties and rights owned by either Caterpillar or the Company used or held for use (exclusively in the cases of clauses (f) through (k)) in the operation of the Business as of the close of business on the Closing Date:

                  (a)      the Owned Real Property;

                  (b) all machinery, equipment, tooling, dies, jigs, fixtures, patterns, molds, tools, business machines, computer hardware, vehicles, furniture, fixtures, parts and other tangible property (including stock parts), located at 12001 Barber-Greene Road and 1600 East Lincoln Highway, Dekalb, Illinois and 614 Brickville Road, Sycamore, Illinois or set forth on Schedule 2.2(b);

                  (c)      all deposits, advances and credits;

                  (d)      all rights of the Company under the Assumed
         Contracts;

                  (e) all Intellectual Property, except Intellectual Property related to components and parts supplied by Caterpillar and Intellectual Property that is not separable from or separately useable without Intellectual Property not used exclusively in the Business;

                  (f) tooling, dies, jigs, fixtures, patterns, molds and tools located at third-party suppliers;

                  (g) all rights to causes of actions, lawsuits, judgments, claims and demands of any nature available to or being pursued by either Caterpillar or the Company, whether arising by way of counterclaim or otherwise;

                  (h) all rights in and under all express or implied guarantees, warranties, representations, covenants, indemnities and similar rights in favor of the Company;

                  (i) all Licenses to the extent that they are assignable, including, without limitation, those set forth on Schedule 5.6 (unless otherwise indicated thereon) and environmental permits and licenses governing the operations of the Business;

                  (j) to the extent assignable under applicable law, all information, files, correspondence, records, data, plans, reports, contracts and recorded knowledge, including customer, supplier, price and mailing lists, catalogs, brochures, credit files, product slides, ad mats and other marketing material and all accounting or other books and records of either Caterpillar or the Company in whatever media retained or stored, including, without limitation, computer programs and disks; and

                  (k) all other tangible and intangible assets of any kind or description, wherever located, that are carried on the books of either Caterpillar or the Company or which are owned by either Caterpillar or the Company.

         Section 2.3. Excluded Assets. Notwithstanding anything to the contrary set forth in this Agreement, the Assets will not include the following assets, properties and rights of either Caterpillar or the Company (collectively, the "Excluded Assets"):

                  (a)      cash, cash equivalents and marketable securities;

                  (b) all prepaid expenses, accounts receivable, notes receivable and other receivables and any security therefor;

                  (c)      all Leased Real Property;

                  (d) all Intellectual Property that is not Company Intellectual Property, subject to the Buyer Intellectual Property Licensing Agreement;

                  (e) all Marks (as defined in Section 5.15) owned or used by the Company or its Affiliates, subject to the Trademark Licensing Agreement;

                  (f) any License that by its terms is not transferable to the Buyer, including those indicated on Schedule 5.6 as not being transferable;

                  (g) the corporate seals, articles of incorporation, bylaws, minute books, stock ledger records, income tax returns, books of account or other constituent records relating to the corporate organization of the Company;

                  (h) all ownership and other rights with respect to the Benefit Plans;

                  (i) the rights that accrue to the Company under this Agreement;

                  (j) any assets or rights under those certain joint venture agreements or arrangements by and among either (i) Caterpillar, the Company and/or any Affiliate, (ii) Claas KGaA, Claas Selbstfahrende Erntemaschinen GmbH and/or any Affiliate and (iii) Caterpillar Claas America LLC, Claas Caterpillar Europe GmbH & Co. KG and Claas Caterpillar Europe Verwaltungs GmbH, including but not limited to the agreements listed on Schedule 2.3(j) (collectively, the "JV Agreements"); and

                  (k)      those other assets, properties and rights listed on
         Schedule 2.3.

         Section 2.4.      Assumption of Assumed Liabilities.

                  (a) Except to the extent specified in Section 2.4(b), the Buyer will not assume any liability or obligation of either Caterpillar or the Company whatsoever, and Caterpillar or the Company (as the case may be) will retain responsibility for all of its liabilities and obligations, including all liabilities and obligations arising from the Business prior to the Closing, whether or not accrued and whether or not disclosed.

                  (b) As the sole exception to the provisions in Section 2.4(a), effective as of the Closing, the Buyer will assume and agree to pay, discharge or perform the liabilities and obligations of the Company existing as of the Closing and arising out of the conduct of the Business prior to or on the Closing Date (collectively, the "Assumed Liabilities") relating to the Assumed Contracts to the extent such obligations are not required to be performed prior to the Closing.

         Section 2.5. Excluded Liabilities. Specifically, and without in any way limiting the generality of Section 2.4(a), the Assumed Liabilities will not include, and in no event will the Buyer assume, agree to pay, discharge or perform or incur any liability or obligation under this Agreement or otherwise become responsible in respect of, the following (together with all other liabilities of either Caterpillar or the Company or any other Person that are not Assumed Liabilities, the "Excluded Liabilities"):

                  (a) any liability relating to, resulting from or arising out of (i) claims made in pending or future suits, actions, governmental investigations, or other legal, governmental or administrative proceedings or (ii) claims based on violations of law, Environmental Law, rule or regulation as in effect on or prior to the Closing or breach of contract or other legal obligation, in each case arising out of or relating to events which shall have occurred, or services performed, or the operation of the Business or the Retained Business, prior to the Closing;

                  (b) any liability or obligation arising out of or with respect to any third party or governmental claim pending on the Closing Date or thereafter initiated, based on or arising out of the operation of the Business or the Retained Business prior to the Closing;

                  (c) any liability or obligation of either Caterpillar or the Company arising or incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated by this Agreement and any fees and expenses of counsel, accountants, brokers, financial advisors or other experts of either Caterpillar or the Company;

                  (d)      any liability for or relating to borrowed money;

                  (e)      any liability pertaining to any Excluded Asset;

                  (f) any liability relating to, resulting from or arising out of any former operations of either Caterpillar or the Company that have been discontinued or disposed of prior to the Closing;

                  (g) except as set forth in Section 7.8, any liability under or relating to any Benefit Plan, whether or not such liability or obligation arises prior to or after the Closing Date;

                  (h)      any liability for Taxes with respect to any period;
         and

                  (i) any liability related to any of the JV Agreements or the business relations between the parties thereto.

Such Excluded Liabilities shall also include all claims, actions, litigations and legal proceedings relating to any or all of the foregoing and all costs and expenses in connection therewith.

                                   ARTICLE III
                     PURCHASE PRICE; MAKE WHOLE; ALLOCATIONS

         Section 3.1. Purchase Price. Subject to the indemnification obligations under Section 10.1, the aggregate amount to be paid by the Buyer for the Assets and the covenants contained in Section 7.10 is Twenty Million Dollars ($20,000,000) (the "Purchase Price") payable in either Buyer Common Stock or cash as set forth in Section 3.2. In addition to the foregoing payment, as consideration for the grant, sale, assignment, transfer and delivery of the Assets, the Buyer shall assume and discharge the Assumed Liabilities.

         Section 3.2. Payment of Purchase Price. On the Closing Date, the Buyer shall deliver to the Company the Purchase Price payable, at the option of the Buyer in its sole discretion, in (i) immediately available United States funds or (ii) shares of Buyer Common Stock valued at the Conversion Price. In the event the Buyer determines to pay the Purchase Price in immediately available funds, such United States funds may be wired to such bank account(s) as shall be designated in writing by Caterpillar at least three (3) Business Days prior to the Closing Date.

         Section 3.3. Make Whole. In the event the Buyer determines to pay the Purchase Price in shares of Buyer Common Stock valued at the Conversion Price (the "Shares") and:

                  (a) in compliance with Section 7.13, the Company sells any of the Shares within ninety (90) days of the initial date of effectiveness of the Registration Statement (provided that if it does not remain continuously effective throughout such ninety (90) day period, such ninety (90) day period shall be extended by the number of days on which the Registration Statement is not effective) (the "Make Whole Period") at a price per Share of less than the Base Price, the Buyer shall pay to the Company the difference between the price per Share at which the Shares were sold and the Base Price; and

                  (b) if the Company sells any of the Shares within the Make Whole Period at a price per Share of greater than the Cap Price, the Company shall pay to the Buyer the difference between the price per Share at which the Shares were sold and the Cap Price.

To the extent that any Shares remain unsold following the Make Whole Period and the average closing price of Buyer Common Stock on the New York Stock Exchange (or the principal national exchange on which such Common Stock is then listed) for the five (5) trading days ending on the last day of the Make Whole Period is greater than the Cap Price, the Company shall pay to the Buyer the difference between such average and the Cap Price multiplied by the number of unsold shares.

         Any payment to be made pursuant to this Section 3.3 shall be made one time and as promptly as practicable after (i) the expiration of the ninety (90) day period referenced above and (ii) receipt of a notice regarding any monies owed. Any payment to be made by any Party pursuant to this Section 3.3 shall be made in immediately available United States funds.

         Section 3.4. Allocation of Purchase Price. The Parties agree that within ninety (90) days of the Closing Date they will agree to an allocation of the Purchase Price to the Assets in accordance with the rules under Section 1060 of the Code and the Treasury Regulations promulgated thereunder (such allocation to be modified in accordance with such rules to take into account any adjustment to the Purchase Price described in Section 3.3). The Parties agree to file all Tax returns on the basis of such allocation.

         Section 3.5. Allocation of Certain Items. With respect to certain expenses incurred in the operation of the Business, the following allocations will be made between the Parties:

                  (a) Taxes. Real and ad valorem property taxes will be apportioned at the Closing based upon current tax bills if available; and if not available, such apportionment will be based on the most recent tax bills available, with appropriate subsequent adjustment when bills for 2001 are received.

                  (b) Utilities. Utilities, water and sewer charges will be apportioned based upon the number of operating days occurring before and after the Closing Date during the billing period for each such charge.

                  (c) Workers' Compensation. Pursuant to the provisions of this Agreement, the Company will be responsible for and pay any and all workers' compensation and other similar claims asserted by or with respect to any employee or former employee of the Company in respect of any injury or other compensable event or occupational illness or disease which occurred or is attributable to any event, state of facts or condition which existed or occurred in whole prior to or on the Closing Date. The Buyer is responsible for and will pay any and all workers' compensation and other similar claims asserted by or with respect to any employee of the Buyer in respect of any injury or other compensable event or occupational illness or disease which occurred or is attributable to any event, state of facts or condition which existed or occurred in whole after the Closing Date. If any such injury or other compensable event or occupational illness or disease of a person who was employed both by the Company prior to or on the Closing Date and by the Buyer after the Closing Date is attributable in part to causes occurring prior to or on the Closing Date and in part to causes occurring subsequent to the Closing Date and is the basis of a workers' compensation or other similar claim asserted after the date hereof, then liability for any such claim will be shared by the Company and the Buyer in the proportion of the periods of employment of the employee
         (i) by the Company prior to or on the Closing Date and (ii) by the Buyer after the Closing Date, respectively.

                  (d) Method of Payment. Appropriate cash payments by the Buyer or the Company, as the case may require, shall be made hereunder from time to time as soon as practicable after the facts giving rise to the obligation for such payments are known in the amounts necessary to give effect to the allocations provided for in this Section 3.5.

                                   ARTICLE IV
                                     CLOSING

         The Closing will occur within five (5) Business Days following the satisfaction or waiver of the conditions set forth in Article VIII, or on such other date as the Parties may agree. The Closing, to the extent practicable, will be completed by facsimile and otherwise will take place at the offices of Troutman Sanders LLP, 600 Peachtree Street, Atlanta, Georgia, or at such other place as the Parties may agree.

                                    ARTICLE V
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Buyer that:

         Section 5.1. Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, operate and lease its property and to carry on its business as now being conducted. The Company is qualified to conduct business as a foreign corporation in Illinois and in each other jurisdiction in which the ownership of the Assets or the conduct of the Business requires such qualification.

         Section 5.2. Authority. Each of Caterpillar and the Company has the requisite power and authority to execute and deliver this Agreement and the Ancillary Documents and to fully perform its respective obligations hereunder and thereunder, and the execution and delivery of this Agreement and the Ancillary Documents by each of Caterpillar and the Company and its respective performance of the transactions contemplated herein and therein have been duly authorized by all requisite corporate and stockholder action. This Agreement has been, and each of the Ancillary Documents will be as of the Closing Date, duly executed and delivered by each of Caterpillar and the Company and do or will, as the case may be, constitute the valid and binding agreements of each of Caterpillar and the Company, enforceable against each of Caterpillar and the Company in accordance with their respective terms.

         Section 5.3. Absence of Restrictions and Conflicts. The execution, delivery and performance of this Agreement and the Ancillary Documents, the consummation of the transactions contemplated by this Agreement and the Ancillary Documents and the fulfillment of and compliance with the terms and conditions of this Agreement and the Ancillary Documents do not or will not (as the case may be), with the passing of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any benefit under, permit the acceleration of any obligation under or create in any party the right to terminate, modify or cancel, (a) any term or provision of the Company's Charter or Bylaws, (b) except as indicated on
Schedule 5.17, any Assumed Contract or any other contract, will, agreement, permit, franchise, license or other instrument applicable to any of the Assets or the Business, (c) any judgment, decree or order of any court or governmental authority or agency to which any of the Assets or the Business or by which any of the Assets or the Business are bound or (d) any statute, law, rule, regulation or arbitration award applicable to the Business, except in the case of clause (c) or (d), as would not have a Material Adverse Effect on the Business and Assets, taken as a whole. Except for such consents, approvals, orders or authorizations the failure of which to obtain or make would not, individually or in the aggregate, have a Material Adverse Effect, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required with respect to the Company in connection with the execution, delivery or performance of this Agreement or the Ancillary Documents or the consummation of the transactions contemplated hereby or thereby other than as required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act").

         Section 5.4. Financial Performance. Attached as Schedule 5.4 is data supplied by the Company to the Buyer. Such data was derived from the books and records of the Company and was prepared in good faith.

         Section 5.5. Absence of Certain Changes. As of the date hereof, the Company has not encountered any difficulties in the design, testing or product development of the MT 700 or MT 800 product lines of rubber tracked tractors that would cause a Material Adverse Effect prior to the Closing.

         Section 5.6. Licenses. Schedule 5.6 is a true and complete list of all Licenses used in connection with the Business or any of the Assets. All Licenses used in connection with the Business or any of the Assets are valid, binding and in full force and effect. The Company owns or possesses all of the Licenses which are material to the operation of the Business as presently conducted. The execution, delivery and performance of this Agreement and the Ancillary Documents, the consummation of the transactions contemplated by this Agreement and the Ancillary Documents and the fulfillment of and compliance with the terms and conditions of this Agreement and the Ancillary Documents do not or will not (as the case may be), with the passing of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, any License used in connection with the Business or any of the Assets. The Company has taken all necessary action to maintain each License used in connection with the Business or any of the Assets, except where the failure to so act is not likely to have an adverse effect on any of the Assets or the Business that cannot be reasonably promptly remedied at immaterial cost to the Buyer. No loss or expiration of any License used in connection with the Business or any of the Assets is threatened, pending, or reasonably foreseeable (other than expiration upon the end of any term) that cannot be promptly remedied at insignificant cost.

         Section 5.7. Legal Proceedings. Except as set forth in Schedule 5.7, there are no suits, actions, claims, arbitration, proceedings or investigations pending or, to the Knowledge of the Company, threatened against, relating to or involving the Business or any of the Assets before any Governmental Entity, except for routine litigation, claims and proceedings (including, without limitation, product liability and warranty claims of litigation, and workers compensation claims) in which the amount in controversy does not exceed $10,000 for any individual matter or $100,000 in the aggregate for any related matters. None of such suits, actions, claims, proceedings or investigations, if finally determined adversely, are reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. The Company is not subject to any judgment, decree, injunction, rule or order of any court or arbitration panel related to the Business or any of the Assets.

         Section 5.8. Title to Assets; Related Matters. The Assets, together with the matters which are the subject of the Ancillary Documents, constitute all of the material assets (not including Real Property, which is covered in Section 5.9) necessary and sufficient to conduct the Business in substantially the same manner as the Company's past practices. Except as set forth on Schedule 5.8(a), the Assets constitute all of the assets, properties and rights of the Company exclusively used or held for use in connection with the Business at any time since January 1, 2001. Except as set forth in Schedule 5.8(b), the Company has (and will convey to the Buyer at the Closing) good and marketable title to the Assets (not including Real Property, which is covered in Section 5.9), free and clear of all Liens. All equipment and other items of tangible personal property and assets included in the Assets (a) are in adequate operating condition and in a state of adequate maintenance and repair, ordinary wear and tear excepted, (b) are usable in the regular and ordinary course of business and (c) conform in all material respects to all laws, ordinances, codes, rules and regulations applicable thereto. Except as set forth on Schedule 5.8(c), no Person other than the Company owns any equipment or other tangible personal property or assets situated on the premises of the Company which are necessary to the operation of the Business.

         Section 5.9.      Real Property.

                  (a) Schedule 5.9(a) sets forth the legal description of the Owned Real Property. As of the Closing Date, the Company has good and marketable title to the Owned Real Property, free and clear of all Liens other than Permitted Liens.

                  (b) No portion of the Owned Real Property, or any of the buildings and improvements located thereon, violates in any material respect any material law, rule, regulation, ordinance or statute, including those relating to zoning, building, land use, fire, sanitation and noise control, but excluding environmental and health and safety (which is covered by Section 5.10).

                  (c) To the Knowledge of the Company, the improvements and fixtures on the Owned Real Property are in adequate operating condition and in a state of adequate maintenance and repair, ordinary wear and tear excepted, and are suitable for the purposes for which they are presently being used. There are no condemnation or expropriation or similar proceedings pending or, to the Knowledge of the Company, threatened against the Owned Real Property or the improvements thereon.

         Section 5.10. Environmental, Health and Safety Matters. Except as set forth in Schedule 5.10, and except as would not reasonably be expected to result in a Material Adverse Effect:

                  (a) The Company possesses all environmental permits, licenses and authorizations, and is in full compliance with, all Environmental Laws, including, without limitation, limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in those laws or contained in any law, regulation, code, plan, order, decree, judgment, notice, permit or demand letter issued, entered, promulgated or approved thereunder in connection with the Business or the Assets;

                  (b) The Company has not received notice of actual or threatened liability under CERCLA or any similar state or local statute or ordinance from any Governmental Entity or any third party or, to the Company's Knowledge, there are no facts or circumstances which could reasonably form the basis for the assertion of any claim against the Company under any Environmental Laws in connection with the Business or the Assets including, without limitation, CERCLA or any similar local, state or foreign law with respect to any on-site or off-site location;

                  (c) The Company has neither entered into or agreed to enter into nor is in the process of negotiating any consent decree or order under Environmental Laws in connection with the Business or the Assets, and the Company is not subject to any judgment, decree or judicial or administrative order relating to compliance with, or the cleanup of Hazardous Materials under, any applicable Environmental Laws in connection with the Business or the Assets;

                  (d) The Company has not been alleged in writing to be in violation of, and has not been subject to any administrative or judicial proceeding pursuant to, applicable Environmental Laws either now or any time during the past five (5) years in connection with the business or the Assets;

                  (e) To the Company's Knowledge, it is not subject to any claim, obligation, liability, loss, damage or expense of whatever kind or nature, contingent or otherwise, incurred or imposed or based upon any provision of any Environmental Law or arising out of any act or omission of the Company, or the Company's employees, agents or representatives or arising out of the ownership, use, control or operation by the Company of any plant, facility, site, area or property (including, without limitation, any plant, facility, site, area or property currently or previously owned or leased by the Company) from which any Hazardous Materials were released into the environment, in each such case in connection with the operation of the Business (the term "release" meaning any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment, and the term "environment" meaning any surface or ground water, drinking water supply, soil, surface or subsurface strata or medium, or the ambient air);

                  (f) The Company has heretofore made available to the Buyer true, correct and complete copies of all reports, correspondence, memoranda, computer data and the complete files relating to environmental matters in connection with the Business or the Assets, except those privileged documents identified in Schedule 5.10(f). The Company has not paid any fines, penalties or assessments within the last five (5) years with respect to environmental matters relating to the Business, the Assets or the Real Property;

                  (g) To the Company's Knowledge, neither the Real Property, improvements thereon nor equipment included within the Assets contain any asbestos, PCBs, underground storage tanks or open or closed pits; and

                  (h) The Company has not imported, manufactured, stored, used, operated, transported, treated or disposed of any Hazardous Materials in connection with the Business or the Assets other than in compliance with all Environmental Laws.

         Section 5.11. Compliance With Laws Generally. The Company in compliance in all material respects with all applicable laws, ordinances and regulations (excluding laws, ordinances and regulations covered by Sections 5.9 and 5.10, and orders of all Governmental Entities with respect to the Business and the Assets). Except as set forth in Schedule 5.11, (a) the Company has not been charged with and, to the Knowledge of the Company, is not now under investigation with respect to, a violation of any applicable law, regulation, ordinance, order or other requirement of a Governmental Entity with respect to the Business or the Assets, (b) the Company is not a party to or bound by any order, judgment, decree, injunction, rule or award of any Governmental Entity with respect to the Business or the Assets and (c) the Company has filed all material reports and permit applications and has all material licenses and permits required to be filed with any Governmental Entity with respect to the Business and the Assets on or before the date hereof.

         Section 5.12. Employees. Schedule 5.12 contains a true and complete list of all of the employees (whether full-time, part-time or otherwise) and independent contractors of the Company exclusively or primarily engaged in the operations of the Business. Except as set forth on Schedule 5.12, the Company is not a party to or bound by any employment or consulting agreements with individuals who are engaged in the operations of the Business. The Company has not received written notice from any Governmental Entity to the effect that it has improperly classified as an independent contractor any person named on
Schedule 5.12. Except as set forth on Schedule 5.12, the Company has not made any verbal commitments to any Business Employees, consultants or independent contractors with respect to compensation, promotion, retention, termination, severance or similar matters in connection with the transactions contemplated by this Agreement or otherwise that would be reasonably likely to result in material liability to the Buyer.

         Section 5.13.     Benefit Plans.

                  (a) Schedule 5.13(a) contains a true and complete list of each Benefit Plan that currently provides employee benefits for the remuneration of the Business Employees.

                  (b)      Except as set forth in Schedule 5.13(a):

                           (i) With respect to each Benefit Plan identified on Schedule 5.13(a), either Caterpillar or the Company has heretofore delivered or made available to the Buyer true and complete copies of each such Benefit Plan, summary plan descriptions, booklets and any other summaries thereof, the most recent determination letter received from the Internal Revenue Service with respect to each such Benefit Plan intended to qualify under Section 401 of the Code, the IRS Form 5500 (to the extent applicable) for the most recent year in respect of each such Benefit Plan; and such other documentation with respect to any such Benefit Plan as is reasonably requested by the Buyer.

                           (ii) At no time during the last six years has Caterpillar or the Company (1) sponsored, maintained contributed to or been required to contribute to any Employee Benefit Plan covering Business Employees that is or was subject to Title IV of ERISA or
         Section 412 of the Code, (2) contributed to or been required to contribute on behalf of Business Employees to any Multiemployer Plan, or (3) incurred any withdrawal liability to any Multiemployer Plan with respect to Business Employees that remains unsatisfied. The PBGC has not assessed any material liability with respect to any Employee Benefit Plan against Caterpillar or the Company that has not been paid by Caterpillar or the Company. Neither Caterpillar nor the Company has incurred, and no facts exist that reasonably could be expected to result in, a material liability as a result of a termination, withdrawal or funding waiver with respect to a Benefit Plan that covers or covered Business Employees.

                           (iii) To the Knowledge of Caterpillar or the Company, no transaction contemplated in this Agreement will or is likely to result in the imposition of withdrawal liability pursuant to Subtitle E of Title IV of ERISA with respect to any Employee Benefit Plan in which Business Employees participate or have participated.

                           (iv) Except as would not reasonably be expected to result in material liability to the Company, Caterpillar or the Company has satisfied in full any obligation to provide COBRA coverage or COBRA notice in respect of any employee, former employee, consultant, independent contractor, contingent worker or leased employee, or the dependents of any of them, engaged in any respect in the operations of the Business with respect to qualifying events on or prior to the date hereof.

                  (c) Except as set forth on Schedule 5.13(a), the execution, delivery and performance of, and consummation of the transactions contemplated by this Agreement will not (1) entitle any Business Employee to severance pay, unemployment compensation or any other payment, or (2) accelerate the time of payment of or vesting of benefits under an Benefit Plan, or increase the amount of compensation due any such individual.

         Section 5.14.     Labor Relations. Except as set forth in Schedule
5.14:

                  (a) No Business Employee is represented by a labor organization or group which was certified by any labor relations board, including, without limitation, the NLRB, other Governmental Entity, or voluntarily recognized by the Company;

                  (b) The Company is not a party to, is not a signatory to or is not a successor to a collective bargaining agreement related to the operations of the Business;

                  (c) To the Knowledge of the Company, the Company neither is, nor is alleged to be, in violation of or in default of any collective bargaining agreement related to the operations of the Business, except as would not reasonably be expected to result in a Material Adverse Effect;

                  (d) To the Knowledge of the Company, no representation, election petition or application for certification with respect to any Business Employees is pending with the NLRB or any other Governmental Entity and, to the Knowledge of the Company, no union organizing campaign or other attempt to organize or establish a labor union, employee organization or labor organization or group involving any Business Employees is in progress or, is threatened;

                  (e) To the Knowledge of the Company, the Company is not engaged in any unfair labor practice related to the operations of the Business and the Company is not aware of any pending or, to the Knowledge of the Company, threatened labor board proceeding of any kind, including any such proceeding against the Company by any person, employee or trade union, labor union, employee organization or labor organization representing or seeking to represent any Business Employees;

                  (f) No material grievance or arbitration demand or proceeding, whether or not filed pursuant to a collective bargaining agreement, is currently pending or, to the Knowledge of the Company, is threatened against the Company related to the operations of the Business;

                  (g) No labor dispute, walk out, strike, slowdown, hand billing, picketing or work stoppage (sympathetic or otherwise) involving any Business Employees is in progress or, to the Knowledge of the Company, has been threatened;

                  (h) To the Knowledge of the Company, no breach of contract and/or denial of fair representation claim is pending or threatened against the Company and/or any trade union, labor union, employee organization or labor organization representing any Business Employees;

                  (i) No claim, complaint, charge or investigation for unpaid wages, bonuses, commissions, employment withholding taxes, penalties, overtime, or other compensation, benefits, child labor or record keeping violations under the Fair Labor Standards Act, Davis-Bacon Act, Walsh-Healey Act, or Service Contract Act or any other federal, state or local law regulation or ordinance with respect to any Business Employees is pending or, to the Knowledge of the Company, threatened;

                  (j) No discrimination and/or retaliation claim, complaint, charge or investigation under the 1964 Civil Rights Act, the Equal Pay Act, the ADEA, the ADA, the FMLA and the FLSA, ERISA or any other federal law or comparable state fair employment practices act is pending or, to the Knowledge of the Company, threatened against the Company with respect to any Business Employees;

                  (k) No citation related to the operations of the Business has been issued in the past year by OSHA against the Company and no notice of contest, claim, complaint, charge, investigation, or other administrative enforcement proceeding involving the Company in connection with the operations of the Business is pending or, to the Knowledge of the Company, is threatened against it under OSHA or any other applicable law relating to occupational safety and health;

                  (l) No workers' compensation or retaliation claim, complaint, charge or investigation involving any Business Employees is pending against the Company in connection with the operations of the Business;

                  (m) No enforcement proceeding is pending or, to the Knowledge of the Company, is threatened with respect to any Business Employees under federal or foreign immigration law;

                  (n) No wrongful discharge, retaliation, libel, slander or other claim, complaint, charge or investigation that arises out of the employment relationship between the Company and any Business Employees is pending or, to the Knowledge of the Company, threatened against it under any applicable law;

                  (o) The Company has maintained and currently maintains insurance as required by applicable law with respect to workers' compensation claims and unemployment benefits claims related to the operations of the Business;

                  (p) To the Knowledge of the Company, the Company has no outstanding liabilities, judgments, decrees, orders, arrearage of wages or taxes, fines or penalties for failure to comply with any of the Labor Laws or any collective bargaining agreement related to the operations of the Business;

                  (q) The Company has paid or accrued all current assessments related to the operations of the Business under workers' compensation legislation, and the Company has not been subject to any special or penalty assessment under such legislation which has not been paid; and

                  (r) The Company has not taken any action relating to any employees of the Business that would constitute a "mass layoff," "mass termination" or "plant closing" within the meaning of WARN or otherwise triggered notice requirements or liability under any federal, local, state or foreign plant closing notice or collective dismissal law, except as contemplated under this Agreement.

         Section 5.15.     Intellectual Properties.

                  (a) Definition of Intellectual Property. The term "Intellectual Property" means:

                           (i) all patents (including all reissues, divisions, continuations, continuations in part, and extensions thereof), patent applications, and inventions and discoveries that may be patentable (collectively, the "Patents");

                           (ii) all copyrights in both published and unpublished works (including all U.S. and foreign registrations and applications for registration of the foregoing) (collectively, the "Copyrights");

                           (iii) all computer software (in both source code and object code), including (A) any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (B) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (C) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, and (D) all documentation, including system documentation, user manuals and training materials, relating to any of the foregoing (collectively, "Software");

                           (iv) all know-how, trade secrets, confidential information, customer lists, technical documentation, technical information, data, plans, drawings, schematics, compilations, devices, formulas, designs, prototypes, methods, techniques, processes, procedures, programs, or codes, whether tangible or intangible (collectively, "Trade Secrets"); and

                           (v) all rights in mask works and registrations and applications for registration thereof (collectively, "Mask Works");

                           but expressly excluding all trademarks, service marks, trade dress, brand names, domain names, logos, trade dress and all other indicators of source or origin whether registered or unregistered (collectively, the "Marks").

                  (b) Ownership of Intellectual Property. The Company owns, or has the right to use pursuant to license, sublicense, agreement, or permission, all Intellectual Property that is material to the operation of the Business and that is used exclusively in the operation of the Business as of the close of business on the Closing Date (the "Company Intellectual Property"); provided that, the Company Intellectual Property does not include Intellectual Property related to components and parts supplied by Caterpillar and Intellectual Property that is not separable from or separately useable without Intellectual Property not used exclusively in the Business. The Company has taken all reasonable actions to maintain and protect the Company Intellectual Property owned or used by it, including the protection of Trade Secrets therein and the making of all material filings and recordations with respect to the Company Intellectual Property required in order to maintain and protect the Company's interests therein.

                  (c) Infringement of Third Party Intellectual Property Rights. To the Knowledge of the Company, neither the Company, nor the operation of the Business, has committed any material infringement or misappropriation of any Intellectual Property of any third party. Except as set forth in Schedule 5.11, the Company has not received any charge, complaint, claim, demand, or notice alleging any such infringement or misappropriation in connection with the operation of the Business (including any claim that the Company must license or refrain from using any Intellectual Property of any third party) that was not resolved thereafter, or if decided adversely to the Company, would result in a material expense to the Company.

                  (d) Infringement of Company Intellectual Property Rights. To the Knowledge of the Company, no third party (including any present or former employee or consultant) has materially infringed or misappropriated any of the Company Intellectual Property.

                  (e) Owned Intellectual Property. Schedule 5.15(e) lists each Patent that has been issued and is included in the Company Intellectual Property and is owned by the Company, and identifies each application for Patent that the Company has made with respect to any Company Intellectual Property owned by the Company. Schedule 5.15(e) also identifies all Software programs owned by the Company (whether or not the Copyright therein has been registered) and included in the Company Intellectual Property. With respect to each item of Company Intellectual Property required to be identified in Schedule 5.15(e):

                           (i) The Company or Caterpillar (as the case may be) possesses all right, title, and interest in and to the item, free and clear of any Lien, other than Permitted Liens.

                           (ii) The item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge.

                           (iii) No action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of the Company, threatened which challenges the legality, validity, enforceability, use, or ownership of the item.

                           (iv) The Company is not currently obligated to indemnify any Person for or against any infringement or misappropriation with respect to the item, except for product warranties in the ordinary course of business.

                           (v) The Company is not under any obligation to grant any right, license or permission to use such item.

                           (vi) To the Knowledge of the Company, all registrations and applications for Patents are currently in compliance with all formal legal requirements, are valid, subsisting and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety (90) days after the Closing Date other than those that will be paid or taken by the Company or Caterpillar.

                  (f) Software. The Software owned by the Company and included in the Company Intellectual Property (the "Company Software") was either (A) developed by employees of the Company within the scope of their employment, (B) developed by independent contractors or consultants who have assigned all of their rights in and to the Company Software to the Company pursuant to written agreements, or (C) otherwise acquired by the Company from a third party pursuant to a written assignment of rights to the Company.

                  (g) Trade Secrets. The Company has obtained or entered into written agreements with employees of the Company and into written agreements with third parties restricting the disclosure of Trade Secrets owned by the Company and included in the Company Intellectual Property.

                  (h) Agreements with Employees. To the Knowledge of the Company, no material employee of the Company has entered into any agreement that requires the employee to transfer, assign or disclose Trade Secrets owned by the Company and included in the Company Intellectual Property to anyone other than the Company.

         Section 5.16. Taxes. The Company or Caterpillar has filed all material tax returns in connection with, and has timely paid all taxes attributable to, the Business and has paid all Taxes shown as due on such returns.

         Section 5.17. Assumed Contracts. Schedule 5.17 sets forth a true, correct and complete list of the following contracts related to the Assets or related to or utilized in the Business, listed in the categories set forth below (other than the Employment Agreements set forth on Schedule 5.12, the Benefit Plans set forth on Schedule 5.13(a), contracts related to the Excluded Assets or the Excluded Liabilities and contracts covered by the second sentence of the definition of Assumed Contracts):

                  (a) all leases or licenses involving an annual commitment or payment of more than $25,000 individually by the Company;

                  (b) all contracts or agreements which limit or restrict the Company or any officers or key employees of the Company from engaging in the Business in any jurisdiction;

                  (c) any contract or agreement for capital expenditures or the acquisition or construction of fixed assets;

                  (d) any contract that provides for an increased payment or benefit, or accelerated vesting, upon the execution of this Agreement or the Closing or in connection with the transactions contemplated hereby;

                  (e)      any contract or agreement granting any Person a Lien;

                  (f) any contract or agreement for the cleanup, abatement or other actions in connection with any Hazardous Materials, the remediation of any existing environmental condition or relating to the performance of any environmental audit or study;

                  (g) any contract or agreement granting to any Person an option or a first refusal, first-offer or similar preferential right;

                  (h) any contract or agreement that is not terminable without penalty on thirty (30) calendar days' or less notice;

                  (i) any material contract or agreement for the granting or receiving of a license (including any material license of Company Intellectual Property except for off-the shelf or commercially available Software licenses), sublicense or franchise or under which any Person is obligated to pay or has the right to receive a royalty, license fee, franchise fee or similar payment;

                  (j) any contract providing for the indemnification or holding harmless of any Person;

                  (k) any joint venture or partnership contract or other contract providing for the sharing of any profits;

                  (l) any customer contract for the provision of goods or services or providing for any cooperative advertising;

                  (m) any vendor buying agreement or similar arrangement with any product manufacturer;

                  (n) any outstanding power of attorney empowering any Person to act on behalf of the Company; and

                  (o) all existing contracts and commitments (other than those described in subparagraphs (a) through (n) of this Section 5.17) to which the Company is a party or by which any of its respective properties or assets are bound (i) involving an annual commitment or annual payment to or from the Company of more than $10,000 individually or which is otherwise material to the Business or (ii) that is material to the Business, individually or in the aggregate.

True, correct and complete copies of all Assumed Contracts have been made available to the Buyer. The Assumed Contracts are legal, valid, binding and enforceable in accordance with their respective terms with respect to the Company and each other party to such Assumed Contracts. There are no existing material defaults or material breaches of the Company under any Assumed Contract (or events or conditions which, with notice or lapse of time or both would constitute a material default or material breach) and, to the Knowledge of the Company, there are no such material defaults (or events or conditions which, with notice or lapse of time or both, would constitute a material default or material breach) with respect to any third party to any Assumed Contract. Except as set forth in Schedule 5.17, the Company is not participating in any discussions or negotiations regarding modification of or amendment to any Assumed Contract or entry in any new material contract applicable to the Business or the Assets.
Schedule 5.17 identifies with an asterisk each Assumed Contract set forth therein that requires the consent of or notice to the other party thereto to avoid any material breach, material default or violation of such contract, agreement or other instrument in connection with the transactions contemplated hereby, including the assignment of such Assumed Contract to the Buyer.

         Section 5.18. Significant Supplier and Dealer Relations. Schedule 5.18(a) contains a complete and accurate list of the names and addresses of the suppliers that are expected to be the ten (10) largest suppliers of the Business following the Closing (excluding Caterpillar). Schedule 5.18(b) contains a complete and accurate list of the names and addresses of the Retained Business' ten (10) largest dealer distributors (on the basis of units ordered or purchased) for the eleven (11) months ended November 30, 2001. To the Knowledge of the Company, no event has occurred that would materially and adversely affect relations with the entities listed on Schedule 5.18(b) and the Company has no Knowledge to the effect that any entity listed on either Schedule 5.18(a) or
Schedule 5.18(b) may terminate or materially alter its business relationship with the Business as a result of the transactions contemplated by this Agreement.

         Section 5.19. Nondisclosed Payments. Neither the Company, any of its officers or directors, nor anyone acting on behalf of any of them, has made or received any payments not correctly categorized and fully disclosed in the Company's books and records in connection with or in any way relating to or affecting the Business.

         Section 5.20. No Broker Involved. Neither the Company, nor any officer, director, employee or Affiliate of the Company, has employed any broker, finder or investment banker or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees or finders' fees in connection with the transactions contemplated by this Agreement.

         Section 5.21.     Securities Issuance Representations.

                  (a) The Company understands that the Shares have not been, and, until the effectiveness of the Registration Statement contemplated by Section 7.12, will not be registered under the Securities Act and that in issuing the Shares to the Company hereunder the Buyer is relying on the private offering exemption from the registration requirements of the Securities Act afforded by Section 4(2) thereof and Regulation D promulgated thereunder.

                  (b) The Company is an "accredited investor" within the meaning of Rule 501 of the Securities Act or that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Shares.

                  (c) The Company is acquiring the Shares for its own account for investment and not with a view to any public distribution or public offering within the meaning of the Securities Act except as contemplated by Section 7.12 hereof.

                  (d) The Company understands that the receipt of the Shares hereunder is a speculative investment which involves a high degree of risk of loss of its investment therein. It is able to bear the economic risk of its investment in the Shares for an indefinite period of time, including the risk of a complete loss of its investment in such securities.

                  (e) The Company acknowledges that it has received and has had an opportunity to review prior to executing this Agreement the Buyer SEC Reports (as defined herein).

                  (f) The Company acknowledges that the Buyer has made available to it at a reasonable time prior to its execution of this Agreement the opportunity to ask questions and receive answers concerning the terms and conditions of this Agreement and to obtain any additional information which the Buyer possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information referred to in (e) above.

         Section 5.22.     Disclosure.

                  (a) Prior to the execution of this Agreement, the Company has made available to the Buyer true and complete copies of each of the Assumed Contracts, documents evidencing any of the Company Intellectual Property, and all Liens on the Assets, and any other documents or instruments identified or referred to in the Schedules.

                  (b) Except as expressly set forth in this Agreement, the Company is making no representation or warranty whatsoever, express or implied, with respect to the Company, the Business, the Assets, the Assumed Liabilities or otherwise.

                                   ARTICLE VI
                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

         The Buyer represents and warrants to the Company that:

         Section 6.1. Organization. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, operate and lease its property and to carry on its business as now being conducted.

         Section 6.2. Authority. The Buyer has the requisite power and authority to execute and deliver this Agreement and the Ancillary Documents and to fully perform its obligations hereunder and thereunder, and the execution and delivery of this Agreement and the Ancillary Documents by the Buyer and its performance of the transactions contemplated herein and therein have been duly authorized by all requisite corporate and stockholder action. This Agreement has been, and each of the Ancillary Documents will be as of the Closing Date, duly executed and delivered by the Buyer and do or will, as the case may be, constitute the valid and binding agreements of the Buyer, enforceable against the Buyer in accordance with their respective terms.

         Section 6.3. Absence of Restrictions and Conflicts. The execution, delivery and performance of this Agreement and the Ancillary Documents, the consummation of the transactions contemplated by this Agreement and the Ancillary Documents and the fulfillment of and compliance with the terms and conditions of this Agreement and the Ancillary Documents do not or will not (as the case may be), with the passing of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any benefit under, permit the acceleration of any obligation under or create in any party the right to terminate, modify or cancel, (a) any term or provision of the Buyer's Charter or Bylaws, (b) any contract to which the Buyer is a party, (c) any judgment, decree or order of any Governmental Entity to which the Buyer is a party or by which the Buyer or any of its properties is bound or (d) any statute, law, rule, regulation or arbitration award applicable to the Buyer, except in the case of clause (c) or (d), as would not have a Material Adverse Effect on the Business and Assets, taken as a whole. Except for such consents, approvals, orders or authorizations the failure of which to obtain or make would not, individually or in the aggregate, have a Material Adverse Effect, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required with respect to the Company in connection with the execution, delivery or performance of this Agreement or the Ancillary Documents or the consummation of the transactions contemplated hereby or thereby.

         Section 6.4.      SEC Filings; Financial Statements.

         (a) The Buyer or its predecessor corporation has filed all forms, reports and documents required to be filed with the SEC and has made available to the Company (i) its Annual Report on Form 10-K for the fiscal year ended December 31, 2000, (ii) its Quarterly Report on Form 10-Q for the period ended September 30, 2001 and (iii) all proxy statements relating to the Buyer's meetings of stockholders (whether annual or special) held since January 1, 2001, (iv) all other reports or registration statements (other than Reports on Form 10-Q not referred to in clause (ii) above) filed by the Buyer with the SEC since January 1, 2001, and (v) all amendments and supplements to all such reports and registration statements filed by the Buyer with the SEC since January 1, 2001 (collectively, the "Buyer SEC Reports"). Except as disclosed in Schedule 6.4(a), the Buyer SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Buyer's subsidiaries is required to file any forms, reports or other documents with the SEC.

                  (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Buyer SEC Reports was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and each fairly presents in all material respects the consolidated financial position of the Buyer and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

         Section 6.5. Capitalization. The Buyer's authorized capital stock consists of 150,000,000 shares of common stock and 1,000,000 shares of preferred stock. As of September 30, 2001, the number of shares outstanding was as specified in the Buyer SEC Reports, and from that date until the date hereof the only issuances of new shares of capital stock of the Buyer have been pursuant to employee benefit plans.

         Section 6.6. Shares. The issuance of the Shares has been validly authorized, and when issued in accordance with the terms hereof, the Shares will be validly issued, fully paid and nonassessible.

         Section 6.7. No Broker Involved. Neither the Buyer, nor any officer, director, employee or Affiliate of the Buyer, has employed any broker, finder or investment banker or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees or finders' fees in connection with the transactions contemplated by this Agreement.

                                   ARTICLE VII
                        CERTAIN COVENANTS AND AGREEMENTS

         Section 7.1. Conduct of Business. From the date hereof until the Closing Date, the Company shall, except as expressly required or contemplated by this Agreement and except as otherwise consented to in advance in writing by the
Buyer:

                  (a) conduct the Business in the ordinary course on a basis consistent with past practice and not enter into any material agreement, transaction or activity or make any material commitment with respect to the Business or the Assets except those in the ordinary course of business and not otherwise prohibited under this Section 7.1;

                  (b) use its reasonable best efforts to preserve intact the goodwill and business organization of the Business, keep key employees and consultants of the Company who engage in any respect in the operations of the Business available to the Buyer, and preserve the relationships and goodwill of the Business with key customers, distributors, suppliers and others having material business relations related to the Business;

                  (c) maintain the existence and good standing of the Company in its jurisdiction of organization and in each jurisdiction in which the conduct of the Business requires such qualification;

                  (d) duly and timely file or cause to be filed all reports and returns relating to the Business or the Assets required to be filed with any Governmental Entity and promptly pay or cause to be paid when due all Taxes, assessments and governmental charges relating to the Business or the Assets, including interest and penalties levied or assessed, unless contested in good faith by appropriate proceedings;

                  (e) maintain in existing condition and repair (ordinary wear and tear excepted), consistent with past practices, all buildings, offices, shops and other structures located on the Owned Real Property, and all equipment, fixtures and other tangible personal property included in the Assets;

                  (f) not dispose of (other than licenses or other dispositions in the ordinary course of business) or permit to lapse any Company Intellectual Property or disclose to any Person, any Trade Secret owned by the Company and included in the Company Intellectual Property other than subject to an agreement or understanding of confidentiality;

                  (g) not (i) sell or transfer any Assets, other than finished goods sold in the ordinary course of business, (ii) create, incur or assume any indebtedness secured by any of the Assets, (iii) grant, create, incur or suffer to exist any Liens on any of the Assets which did not exist on the date hereof, other than Permitted Liens,
         (iv) incur any Assumed Liability except in the ordinary course of business consistent with past practice, (v) write-down the value of any Asset on the books or records of the Company, except for depreciation and amortization in the ordinary course of business and consistent with past practice, (vi) cancel any debt or waive any claims or rights related to the Business that are included in the Assets, (vii) make any commitment related to the Business for any capital expenditure to be made on or after the Closing Date in excess of $25,000 in the case of any single expenditure or $50,000 in the case of all capital expenditures that will be an Assumed Liability or (viii) enter into any material Assumed Contract;

                  (h) other than in connection with any agreement by the Company or Caterpillar relating to any obligation of the Company or Caterpillar to bargain with the Union or any bargaining with the Union voluntarily undertaken by the Company or Caterpillar and related to the cessation of production in connection with any part of the Business, not increase in any manner the base compensation of, or enter into any new bonus or incentive agreement or arrangement with, any Business Employees or consultants of the Company who are primarily engaged in the operations of the Business, or make any bonus or similar payment to any of such parties, except in the ordinary course of business consistent with past practice or as otherwise required by applicable law, collective bargaining or other union agreement, or Employment Agreement;

                  (i) other than in connection with any agreement by the Company or Caterpillar relating to any obligation of the Company or Caterpillar to bargain with the Union or any bargaining with the Union voluntarily undertaken by the Company or Caterpillar and related to the cessation of production in connection with any part of the Business, not pay or agree to pay any additional pension, retirement allowance or other employee benefit under any Benefit Plan to any Business Employees or consultants of the Company who are primarily engaged in the operations of the Business, whether past or present, except in the ordinary course of business to the extent consistent with past practice or as otherwise required by applicable law, collective bargaining or other union agreement, or Employment Agreement;

                  (j) other than in connection with any agreement by the Company or Caterpillar relating to any obligation of the Company or Caterpillar to bargain with the Union or any bargaining with the Union voluntarily undertaken by the Company or Caterpillar and related to the cessation of production in connection with any part of the Business and except in the ordinary course of business consistent with past practice with respect to any Business Employees or consultants of the Company who are primarily engaged in the operations of the Business, not adopt, amend or terminate any Benefit Plan or increase the benefits provided under any Benefit Plan, or promise or commit to undertake any of the foregoing in the future, except as otherwise required by applicable law, collective bargaining or other union agreement, or Employment Agreement;

                  (k) other than in connection with any agreement by the Company or Caterpillar relating to any obligation of the Company or Caterpillar to bargain with the Union or any bargaining with the Union voluntarily undertaken by the Company or Caterpillar and related to the cessation of production in connection with any part of the Business, not amend or terminate any existing employment, severance, consulting, or other compensation agreement primarily related to any Business Employees or enter into any new employment, severance, consulting or other compensation agreement primarily relating to any Business Employees, except in the ordinary course of business consistent with the past practice or as otherwise required by applicable law, collective bargaining or other union agreement, or Employment Agreement;

                  (l) maintain supplies and inventory related to the Business at levels that are in the ordinary course of business and consistent with past practice;

                  (m) continue to extend customers of the Business credit, collect accounts receivable relating to the Business and pay accounts payable and similar obligations relating to the Business in the ordinary course of business consistent with past practice;

                  (n) perform its obligations under all, and not default or suffer to exist any event or condition which with notice or lapse of time or both would constitute a default under, any Assumed Contract (except those being contested in good faith) and not enter into, assume or amend any contract or commitment that is or would be an Assumed Contract other than ordinary course of business consistent with past practice;

                  (o) not increase any reserves for contingent liabilities related to the Business (excluding any adjustment to bad debt reserves in the ordinary course of business consistent with past practice);

                  (p) maintain in full force and effect customary policies of insurance for a business of its nature;

                  (q) continue to maintain the books and records related to the Business in accordance with GAAP consistently applied and on a basis consistent with the Company's past practice, except to the extent that it is appropriate for the Business as a discontinued operation; and

                  (r) not authorize, or commit or agree to take, any of the foregoing actions.

In connection with the continued operation of the Business between the date hereof and the Closing Date, to the extent permitted by applicable law, the Company will confer in good faith on a regular and frequent basis with the Buyer regarding operational matters and the general status of on-going operations of the Company and the Business. The Company acknowledges that the Buyer does not and will not waive any rights it may have under this Agreement as a result of such consultations. The Company shall not take any action that would, or that could reasonably be expected to, result in any of their representations and warranties set forth in this Agreement becoming untrue.

         Section 7.2. Inspection and Access to Information. From the date hereof to the Closing Date, or until this Agreement is terminated as provided in
Article IX, to the extent permitted by applicable law, the Company will (and will cause its directors, officers, employees, auditors and agents to), provide the Buyer and its accountants, investment bankers, counsel, environmental consultants and other authorized representatives full access, during reasonable business hours and under reasonable circumstances and upon reasonable prior notice, to any and all of its premises, employees (including executive officers), properties, contracts, commitments, books, records and other information related to the Business (including, solely to the extent relating to the Business, Tax returns filed and those in preparation) and will cause its representatives to furnish to the Buyer and its authorized representatives, as promptly as practicable upon reasonable request therefor, any and all financial, technical and operating data and other information pertaining to the Business and otherwise fully cooperate with the conduct of due diligence by the Buyer and its representatives.

         Section 7.3. Notices of Certain Events. The Company shall promptly notify the Buyer and the Buyer shall promptly notify the Company of:

                  (a) any changes or events which, individually or in the aggregate, have resulted, or are reasonably expected to or will result in, the failure to satisfy the condition set forth in Section 8.1(c) or 8.1(e) in the case of the Company or Section 8.2(c) in the case of the Buyer;

                  (b) any written notice or other written communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

                  (c) any written notice or other communication from any Governmental Entity concerning the transactions contemplated by this Agreement;

                  (d) in the case of the Company, any actions, suits, claims, investigations or proceedings commenced or, to the Knowledge of the Company, threatened against, involving or otherwise affecting the Business that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 5.7;

                  (e) in the case of the Company, the damage or destruction by fire or other casualty of any of the Assets or part thereof or that any of the Assets or part thereof has becomes the subject of any proceeding or, to the Knowledge of the Company, threatened proceeding for the taking thereof or any part thereof or of any right relating thereto by condemnation, eminent domain or other similar governmental action; and

                  (f) each Party acknowledges that each Party does not and will not waive any rights it may have under this Agreement as a result of such notifications from the other Party.

         Section 7.4. Customary Monthly Management Reports. As promptly as practicable after each month, the Company will deliver to the Buyer those portions of the monthly report package customarily prepared by the Company that are related to the MT 700 and MT 800 product lines.

         Section 7.5. Reasonable Efforts; Further Assurances; Cooperation. Subject to the other provisions of this Agreement, the Parties will each use their reasonable, good faith efforts to perform their obligations under this Agreement and to take, or cause to be taken, and do, or cause to be done, all things necessary, proper or advisable under applicable law to obtain all consents required as described on Schedule 5.17 and all regulatory approvals and to satisfy all conditions to their respective obligations under this Agreement and to cause the transactions contemplated in this Agreement to be effected as soon as practicable in accordance with the terms of this Agreement and will cooperate fully with each other and their respective officers, directors, employees, agents, counsel, accountants and other designees in connection with any steps required to be taken as a part of their respective obligations under this Agreement, including, without limitation:

                  (a) Each of the Buyer and Caterpillar shall as promptly as practicable, but in no event later than ten (10) Business Days following the date hereof, file with the United States Federal Trade Commission and the United States Department of Justice, the notification and report form under the HSR Act required for the transactions contemplated hereby and any supplemental information requested in connection therewith pursuant to the HSR Act. Each of the Buyer and Caterpillar shall as promptly as practicable comply with any other laws of any country which are applicable to any of the transactions contemplated hereby and pursuant to which any consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any other Person in connection with such transactions is necessary. Each of the Buyer and Caterpillar shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing, registration or declaration which is necessary under the HSR Act or any other such laws. The Buyer and Caterpillar shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, any Governmental Entity, and shall comply promptly with any such inquiry or request.

                  (b) In the event any claim, action, suit, investigation or other proceeding by any Governmental Entity or other Person is commenced which questions the validity or legality of the Acquisition or any of the other transactions contemplated by this Agreement or seeks damages in connection therewith, the Parties agree to cooperate and use all reasonable efforts to defend against such claim, action, suit, investigation or other proceeding and, if an injunction or other order is issued in any such action, suit or other proceeding, to use all reasonable efforts to have such injunction or other order lifted and to cooperate reasonably regarding any other impediment to the consummation of the transactions contemplated by this Agreement.

                  (c) The Company will give any notices to third parties and use its reasonable best efforts (in consultation with the Buyer) to obtain any third party consents (other than in connection with any labor organization) (i) necessary to consummate the transactions contemplated by this Agreement, (ii) disclosed or required to be disclosed in the Schedules to this Agreement, including, without limitation, the consents described in Schedule 5.17, (iii) required to avoid a breach of or default under any Assumed Contracts in connection with the consummation of the transactions contemplated by this Agreement or (iv) required to prevent a Material Adverse Effect, whether prior to or after the Closing.

         Section 7.6. Consents. The Company shall, during the remaining term of the Non-Assignable Contracts, use its reasonable best efforts to (a) obtain the consent of the applicable third party, (b) make the benefit of such Non-Assignable Contracts available to the Buyer, and (c) enforce, at the request of the Buyer, any rights of the Company arising from such Non-Assignable Contracts against the other party or parties thereto (including the right to elect or terminate any such Non-Assignable Contracts in accordance with the terms thereof). The Company will not take any action or suffer any omission which would limit or restrict or terminate in any material respect the benefits to the Buyer of such Non-Assignable Contracts unless, in good faith and after consultation with and prior written notice to the Buyer, the Company is ordered orally or in writing to do so by a Governmental Entity of competent jurisdiction or the Company is otherwise required to do so by law, rule, regulation or judicial or administrative process; provided that if any such order is appealable, the Company will take such actions as are reasonably requested by the Buyer to file and pursue such appeal and to obtain a stay of such order. With respect to any such Non-Assignable Contract as to which the necessary approval or consent for the assignment or transfer to the Buyer is obtained following the Closing, the Company shall transfer such Non-Assignable Contract to the Buyer by execution and delivery of an instrument of conveyance reasonably satisfactory to the Parties within three (3) Business Days following receipt of such approval or consent. Notwithstanding the foregoing, the Buyer shall be indemnified to the extent of any losses which result from (i) the Company's failure to take any lawful action in accordance with the Buyer's reasonable instructions or (ii) the Company's gross negligence or willful misconduct.

         Section 7.7. Public Announcements. The timing and content of all announcements regarding any aspect of this Agreement to the financial community, government agencies, employees or the general public shall be mutually agreed upon in advance (unless any of the Parties reasonably determines that any such announcement or other disclosure not mutually agreed upon in advance is required to be made by law or applicable rule of the New York Stock Exchange, and then only after consulting with the other party and making reasonable efforts to comply with the provisions of this Section).

         Section 7.8.      Employees.

                  (a) On the Closing Date, the Company will terminate the employment of all of the Hourly Production Employees in connection with its cessation of production in connection with the Business. Prior to or on the Closing Date, the Buyer shall offer employment on an at will basis to all of the Hourly Production Employees active on the Closing Date (including those on vacation and short-term disability) and, as additional employees are needed, will give preference to those individuals who were on leave of absence or layoff on the Closing Date. Those Business Employees who accept Buyer's offer of employment and commence working for Buyer shall be referred to as "Transferred Production Employees."

                  (b) It is agreed that prior to, or in connection with, the Closing, the Buyer shall take no action to cause the Company to terminate the employment of any Administrative Employees (as defined below) who shall remain employed by the Company and may be subject to the Transition Services Agreement.

                  (c) The Buyer acknowledges that the Company is bound by a collective bargaining agreement with the Union, which is listed on
         Schedule 5.14 (the "Collective Bargaining Agreement"). The Buyer agrees to recognize the Union as the exclusive representative for the bargaining unit covered by the Collective Bargaining Agreement.

                  (d) Neither the Buyer nor the Company shall, at any time prior to ninety (90) days after the Closing Date, effectuate a "plant closing" or "mass layoff", as those terms are defined in WARN, affecting in whole or in part any site of employment, facility, operating unit or employee, without notifying the Company in advance and without complying with the notice requirements and other provisions of WARN and any similar state or local law, rule or regulation.

                  (e)      (i)      Caterpillar shall, as of the Closing Date,
         continue to employ all salaried, non-union employees who are engaged exclusively or primarily in the operations of the Business, as set forth on Schedule 7.8(e)(i) (the "Administrative Employees"). Between the date hereof and the fifth (5th) Business Day prior to the Closing, the Buyer shall inform the Company in writing which Administrative Employees it desires to lease for a period of up to two (2) years after the Closing Date. Administrative Employees who are leased to the Buyer at any time during such two (2) year period are referred to herein as the "Leased Employees." The Buyer shall reimburse Caterpillar for the compensation (excluding severance costs) and benefits (based upon COBRA rates for the items covered by COBRA) provided to the Leased Employees, and shall indemnify, defend and hold harmless Caterpillar for all claims (including, but not limited to, workers compensation and other related labor claims) that any Leased Employee may make against Caterpillar with respect to the services provided to the Business following the Closing other than due to Caterpillar's or the Company's bad faith, willful misconduct or violation of law. The full terms of the administration, compensation and provision of benefits to the Leased Employees, as well as the Buyer's reimbursement of the costs thereof and of the employee leasing arrangements, shall be set forth more fully in the Transition Services Agreement.

                           (ii) Notwithstanding the foregoing, (A) if at any time during the two-year leasing period the Buyer offers employment to any Leased Employee, and such Leased Employee accepts such offer of employment, such Leased Employee shall be referred to as a "Transferred Employee" for purposes of this Agreement, and (B) from time-to-time (but not more often than monthly), on thirty (30) days' advance written notice, the Buyer may terminate the lease with respect to individual Leased Employees.

                  (f) COBRA Coverage. Caterpillar or the Company shall be solely responsible for offering and providing any COBRA Coverage with respect to any Business Employee who is also a "qualified beneficiary" who is covered by a Benefit Plan that is a "group health plan" (as defined under COBRA) and who experiences a qualifying event on or prior to the Closing Date. The Buyer shall be solely responsible for offering and providing any COBRA Coverage required with respect to any Transferred Employees (or other "qualified beneficiaries") who become covered by a group health plan sponsored or contributed to by the Buyer and who experience a "qualifying event" after the Closing Date. "Qualified beneficiary," "group health plan" and "qualifying event" are as defined in Section 4980B of the Code.

                  (g) Information. The Company shall provide the Buyer with all information relating to each Transferred Employee as the Buyer may reasonably request in connection with its employment of such persons, including, without limitation, initial employment dates, termination dates, reemployment dates, hours of service, compensation and tax withholding history in a form that will be reasonably usable by the Buyer and the Company shall use its reasonable best efforts to cause such information to be true and correct in all material respects.

                  (h) 401(k) Plan. The Company shall take whatever action it deems reasonably necessary (and permitted by applicable law) to cause the Business Employees who are participants in the Caterpillar Inc. Tax Deferred Savings Plan to terminate their active participation in the 401(k) plan at such time as the Business Employees become Transferred Employees, and to cause the 401(k) Plan to permit a distribution to such participants of their vested account balances as soon as practicable after such time as the Business Employees become Transferred Employees (subject to the repayment of any loans from the 401(k) plan to any such participants to the extent required to be repaid under the terms of the 401(k) plan). The Buyer's 401(k) plan shall accept rollover contributions (excluding any outstanding loans), attributable to distributions from Caterpillar's 401(k) plan, made by or on behalf of Transferred Employees eligible to participate in Caterpillar's 401(k) plan; provided, however, that Caterpillar or the Company provides the Buyer with reasonable evidence of the qualified status of Caterpillar's 401(k) plan.

                  (i) Labor Indemnification. The Buyer shall indemnify, defend and hold the Company harmless from and against any and all claims, actions, suits, back pay demands, charges, proceedings, losses, expenses, damages, obligations and liabilities (including costs of collection, attorney's fees and other costs of defense) arising out of or otherwise in respect of any acts or omissions of the Buyer at any time relating to the employment or potential employment of any Hourly Production Employees by the Buyer, including but not limited to any claim that the Buyer failed to comply with any statutory, contractual or other obligations to the Hourly Production Employees or their representatives, or, with respect to any violations of the ADA, the fact that any Hourly Production Employee who is employed by the Company immediately prior to the Closing is not employed by the Buyer.

         Section 7.9. Transfer Taxes; Expenses. All sales and real estate taxes payable as a result of the Acquisition or any other action contemplated by this Agreement will be paid by the Company. All stamp, documentary, filing, recording, transfer, gains or similar fees or taxes or governmental charged (including, without limitation, UCC-3 filing fees and motor vehicle registration fees, title recording or filing fees and other amounts payable in respect of transfer filing) payable as a result of the Acquisition or any other action contemplated by this Agreement (other than any federal, state, local or foreign taxes measured by the Company based upon income or gains imposed upon the Buyer) will be shared equally by the Parties. The Parties will cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees and any similar taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed on or before the Closing.

         Section 7.10.     Non-Disclosure; Noncompetition.

                  (a) Confidential Information. Each of the Parties agrees that it and its Affiliates shall hold in confidence at all times after the date hereof all Confidential Information, and shall not disclose, publish or make use of Confidential Information at any time after the date hereof without the prior written consent of the other Parties.

                  (b)      Noncompetition.

                           (i) Each of Caterpillar and the Company hereby acknowledges that each of them conducts the Business throughout the Territory. Each of Caterpillar and the Company acknowledges that to protect adequately the interest of the Buyer, it is essential that any noncompete covenant with respect thereto cover the Business throughout the entire Territory.

                           (ii) Each of Caterpillar and the Company hereby agrees that neither it, nor any of its Affiliates, shall, during the Noncompete Period, in any manner, directly or indirectly engage in the Business within the Territory or have an equity or profit interest in any enterprise that engages, in whole or in part, in the Business in the Territory; provided, however, that Caterpillar and the Company shall not be in violation of this Section 7.10(b) as a result of (A) beneficially owning less than five percent (5%) of the outstanding voting securities of a Person, the voting securities of which are traded on a national securities exchange, the Nasdaq National Market System or an internationally recognized securities exchange (such as the London or Tokyo Stock Exchange), (B) engaging in a business combination with one or more Persons not primarily engaged in the manufacture of agriculture equipment or a business combination with one or more Persons in which the aggregate consideration (including assumed debt) exceeds $2 billion, (C) subsequent to the fifth anniversary of the Closing, engaging in any business combination with one or more Persons or (D) solely for purposes of this Section 7.10(b), performing its obligations under the JV Agreements. For purposes of this Section 7.10(b)(ii), "business combination" shall include stock acquisitions, asset acquisitions, mergers, consolidations, formations of joint ventures and similar transactions.

                  (c) Employee Nonsolicitation. Each of Caterpillar and the Company hereby agrees that neither it, nor any of its Affiliates, shall, prior to the second (2nd) anniversary of the Closing Date, in any manner, directly or indirectly or by assisting others, recruit or hire away or attempt to recruit or hire away, on its behalf or on behalf of any other Person, any employee of the Company who is hired by the Buyer in connection with this Agreement.

                  (d) Customer Nonsolicitation. Each of Caterpillar and the Company hereby agrees that during the Noncompete Period neither it, nor any of its Affiliates, shall for its own benefit or the benefit of others, other than for the Buyer, solicit a customer of the Business for the purpose of supplying such customer goods or services that are similar to the goods or services to be provided by the Buyer in connection with this Agreement.

                  (e) Supplier Non-Interference. Each of Caterpillar and the Company hereby agrees that neither it, nor any of its Affiliates, shall, directly or indirectly or by assisting others, interfere with the relationship between the suppliers of the Buyer following the Closing, except in a manner consistent with the best interests of the Buyer.

                  (f) Severability. If a judicial or arbitral determination is made that any of the provisions of this Section 7.10 constitutes an unreasonable or otherwise unenforceable restriction against either Caterpillar or the Company or any of its Affiliates (as the case may be), the provisions of this Section 7.10 shall be rendered void only to the extent that such judicial or arbitral determination finds such provisions to be unreasonable or otherwise unenforceable. In this regard, the Parties hereby agree that any judicial authority construing this Agreement shall be empowered to sever any portion of the Territory, any prohibited business activity or any time period from the coverage of this Section 7.10 and to apply the provisions of this
         Section 7.10 to the remaining portion of the Territory, the remaining business activities and the remaining time period not so severed by such judicial or arbitral authority. Moreover, notwithstanding the fact that any provision of this Section 7.10 is determined not to be specifically enforceable, the Buyer shall nevertheless be entitled to recover monetary damages as a result of the breach of such provision. The time period during which the prohibitions set forth in this Section
         7.10 shall apply shall be tolled and suspended for a period equal to the aggregate time during which either Caterpillar or the Company violates such prohibitions in any respect.

                  (g) Injunctive Relief. Each of Caterpillar and the Company hereby agrees that any remedy at law for any breach of the provisions contained in this Section 7.10 shall be inadequate and that the Buyer shall be entitled to injunctive relief in addition to any other remedy the Buyer might have under this Agreement in law, in equity or otherwise.

         Section 7.11. Risk of Loss. The risk of loss with respect to the Assets shall remain with the Company until the Closing. If, before the Closing, any of the Assets are lost, damaged or destroyed and the loss, damage or destruction has caused a Material Adverse Effect, then:

                  (a) the Buyer may terminate this Agreement in accordance with the provisions of Section 9.1(d); or

                  (b) the Buyer may require the Company to assign to the Buyer the proceeds of any insurance payable as a result of the occurrence of such loss, damage or destruction and to reduce the Purchase Price by the amount of the replacement cost of the Assets which were lost, damaged or destroyed less the amount of any proceeds of insurance payable as a result of the occurrence.

         Section 7.12. Resale Registration Statement; Limitations on Subsequent Transfers of the Shares; Legends.

                  (a) The Buyer agrees to file with the SEC, no later than fifteen (15) days after the Closing Date, a registration statement (the "Registration Statement") under the Securities Act with respect to the resale or distribution of the Shares by the Company and/or an Affiliate. The registration provided by this Section 7.12 shall be effected by the filing of a registration statement on Form S-3 or, if such form is unavailable, Form S-1 or Form S-4, which shall provide for sales to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the SEC). The Buyer agrees to keep the Registration Statement filed pursuant to this Section 7.12 continuously effective and current for a period to expire upon the earlier of (i) six (6) months following the initial date such Registration Statement is declared effective by the SEC, or
         (ii) the date that all of the shares covered by the Registration Statement have been sold or distributed thereunder. The Buyer also agrees that it will use reasonable best efforts to maintain its status as a company that is listed on the New York Stock Exchange for so long as the Company owns the Shares. In connection with the preparation of the Registration Statement, the Company agrees to provide any and all information regarding the Company and the resale or distribution of the Shares required to be included in the Registration Statement.

                  (b) The Company agrees that during the Make Whole Period it will sell the Shares only in a manner designed to maximize the proceeds therefrom consistent with commercially reasonable trade execution practices.

                  (c) The Company agrees that neither it nor any Affiliate will sell, distribute or otherwise transfer (or consent to any sale, distribution or transfer of), or enter into any agreement or commitment to undertake any of the foregoing, any of the Shares other than:

                           (i)      pursuant to the Registration Statement; or

                           (ii) in a manner exempt from registration, in which event it shall have delivered to the Buyer an opinion of counsel reasonably acceptable to the Buyer and its counsel that registration is not required under the Securities Act or under any applicable securities laws of any jurisdiction.

                  (d) All expenses incident to the Buyer's performance of or compliance with this Section 7.12, including without limitation all registration and filling fees, fees for listing the securities on New York Stock Exchange, fees and expenses of compliance with securities or blue sky laws, printing expenses, fees and disbursements of custodians and all independent certified public accountants, and other Persons retained by the Buyer, shall, except as otherwise agreed in writing by the Parties, be borne by the Buyer. The expenses of the Company, including the cost of its legal counsel and brokerage and other transaction fees, shall be borne by the Company.

                  (e)      (i)      The Buyer agrees to indemnify, to the extent
         permitted by law, each Person selling or distributing securities under the Registration Statement, such Person's officers, directors, partners, agents and Affiliates and each other Person that controls such Person (within the meaning of the Securities Act) against all losses, claims, damages, liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof and whether or not such Indemnified Party is a party thereto) and expenses, including without limitation the reasonable fees, disbursements and other charges of legal counsel and reasonable costs of investigation, to which such indemnitee may become subject under the Securities Act or otherwise, insofar as losses are caused by (x) any untrue or alleged untrue statement of material fact contained in the Registration Statement (or any prospectus included therein) or any amendment thereof or supplement thereto, (y) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (z) any violation or alleged violation by the Buyer of the Securities Act or Exchange Act, except in each case insofar as the same are caused by or contained in any information furnished in writing to the Buyer by such Person expressly for use therein or by such Person's failure to deliver a copy of the Registration Statement (or prospectus included therein) or any amendments or supplements thereto after the Buyer has furnished such Person with a sufficient number of copies of the same.

                           (ii) Each Person (including, without limitation, the Company) that is selling or distributing securities under the Registration Statement shall furnish to the Buyer in writing such information concerning such Person and the distribution of the Shares as the Buyer reasonably requests for use in connection with such Registration Statement and, to the extent permitted by law, shall indemnify the Buyer, its directors and officers and each Person who controls the Buyer (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from
         (x) any untrue or alleged untrue statement of material fact contained in the Registration Statement (or any prospectus included therein) or any amendment thereof or supplement thereto, (y) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (z) any violation or alleged violation by the Buyer of the Securities Act or Exchange Act, but only to the extent that such untrue statement, omission or violation is contained in or directly results from any information so furnished in writing by such Person; provided that the obligation to indemnify shall be individual, not joint and several, for each such Person and shall be limited to the net amount of proceeds received by such Person from the sale or distribution of securities pursuant to such Registration Statement.

                           (iii)    The indemnification provided for under this
         Section 7.12(e) shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of the Shares. The Buyer also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Buyer's indemnification is unavailable for any reason such that such provisions provide the same obligations and benefits to the indemnified party as those which would have been applicable had the indemnification provisions set forth above had been available.

                  (f)      Contribution. If the indemnification provided for in
         Section 7.12(e) shall for any reason be unavailable to an indemnified party under subsection (i) or (ii) of Section 7.12(e) in respect of any Loss, then, in lieu of the amount paid or payable under subsection (i) or (ii) of Section 7.12(e), the indemnified party and the indemnifying party under subsection (i) or (ii) of Section 7.12(e) shall contribute to the aggregate losses (including legal or other expenses reasonably incurred in connection with investigating the same) (i) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Buyer on the other hand which resulted in such loss or action in respect thereof, with respect to the statements, omissions or action which resulted in such loss or action in respect thereof, as well as any other relevant equitable considerations, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Buyer, on the other hand, from the sale of the Shares; provided, that, for purposes of this clause (ii), the relative benefits received by the Company shall be deemed not to exceed the amount received by the Company. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. In addition, no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or loss effected without such Person's consent.

                  (g) The Company agrees and acknowledges that the certificates representing the Shares, and any other securities issued in respect thereto or any other securities not registered under the Securities Act, shall be stamped or otherwise imprinted with restrictive legends in customary form. Any such legends shall be removed upon the sale of the Shares pursuant to the Registration Statement or an exemption from registration under the Securities Act.

                  (h) Effective Registration Statement. The Registration Statement shall not be deemed to be effective:

                           (i) unless it has been declared effective by the SEC and remains effective in compliance with the provisions of the Securities Act and the laws of any state or other jurisdiction applicable to the disposition of the Shares covered by the Registration Statement until such time as all of such Shares have been disposed of in accordance with such Registration Statement.

                           (ii) if, after it has become effective, such Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or other Governmental Entity for any reason other than a violation of applicable law solely by the Company and/or an Affiliate of the Company and has not thereafter become effective.

                  (i) Registration Procedures. The Buyer shall, as expeditiously as possible:

                           (i)      prepare and file with the SEC such
         amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective and to comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Shares covered by the Registration Statement until such time as all of the Shares have been disposed of in accordance with the method of disposition set forth in the Registration Statement;

                           (ii) furnish to the Company and/or an Affiliate of the Company covered by the Registration Statement such number of copies of such drafts and final conformed versions of the Registration Statement and of each such amendment and supplement thereto (in each case including all exhibits and any documents incorporated by reference), such number of copies of such drafts and final versions of the prospectus contained in the Registration Statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as the Company and/or an Affiliate of the Company may reasonably request in writing;

                           (iii) use its reasonable best efforts (A) to register or qualify all Shares and other securities covered by the Registration Statement under such other securities or blue sky laws of such states or other jurisdictions of the United States of America as the Company and/or an Affiliate of the Company covered by the Registration Statement shall reasonably request in writing, (B) to keep such registration or qualification in effect for so long as the Registration Statement remains in effect and (C) to take any other action that may be reasonably necessary or advisable to enable the Company and/or an Affiliate of the Company to consummate the disposition in such U.S. jurisdictions as the Company and/or an Affiliate of the Company shall reasonably request, except that the Buyer shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subsection (iii) be obligated to be so qualified, to subject itself to taxation in such jurisdiction or to consent to general service of process in any such jurisdiction;

                           (iv) notify the Company upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and promptly prepare and furnish to the Company a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of the Shares, such prospectus, as supplemented or amended, shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstance under which they were made; and

                           (v) enter into such customary agreements and take such other actions as the Company shall reasonably request in order to expedite or facilitate the disposition of such Shares.

                  (j) In connection with the preparation and filing of the Registration Statement under the Securities Act pursuant to this Agreement, the Buyer shall give the Company, its counsel and accountants the reasonable opportunity to participate in the preparation of the Registration Statement, each prospectus included therein, or filed with the SEC, and each amendment thereof or supplement thereto, and shall give each of them reasonable access to its books and records and such reasonable opportunities to discuss the business of the Buyer with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the reasonable opinion of the Company, to conduct a reasonable investigation within the meaning of the Securities Act.

         Section 7.13. Completion of Engineering as Designed. Each of Caterpillar and the Company agrees that at its sole expense it will continue the engineering program as described in Schedule 7.13(a) and will cause the engineering of each of the MT 700 and MT 800 "Challenger" product lines of rubber tracked tractors to (i) fulfill and pass the "Nebraska Test" and homologation in Europe and (ii) in all material respects, meet the specifications and claims contained in the marketing literature attached as
Schedule 7.13(b). The Buyer will cooperate with the Company and Caterpillar to the extent reasonably requested by either the Company or Caterpillar to accomplish the tasks set forth in clauses (i) and (ii) in the preceding sentence.

         Section 7.14.     Delay in Producing MT 700 and MT 800 Product Lines.

                  (a) If the MT 700 product line has not been released for production by the Closing Date, either Caterpillar or the Company shall pay the Buyer $100,000 for each week after the Closing Date until the MT 700 product line is released for production.

                  (b) If the MT 800 product line has not been released for production by July 1, 2002, and such product line remains unreleased for a period of thirty (30) days thereafter, either Caterpillar or the Company shall pay the Buyer $100,000 for each week after August 1, 2002 until the MT 800 product line is released for production.

                  (c)      Any payment to be made to the Buyer pursuant to this
         Section 7.14 shall be made in immediately available United States funds and shall be made as promptly as practicable after the expiration of each week referenced above.

         Section 7.15. Ancillary Documents. Each of the Parties agrees to finalize and negotiate in good faith, prior to the Closing, the following
Agreements:

                  (a)      the Components and Parts Supply Agreements;

                  (b)      the Tractor and Parts Supply Agreement;

                  (c)      the Trademark Licensing Agreement;

                  (d)      the Transition Services Agreement;

                  (e)      the Buyer Intellectual Property Licensing Agreement;
         and

                  (f)      the Intellectual Property Assignment Agreement.

In each case, the Ancillary Documents listed above shall contain terms consistent with the term sheet therefore attached hereto as part of Exhibit B.

         Section 7.16. Post-Closing Marketing of the Buyer's Products. The Buyer agrees to offer to all Caterpillar dealers in North America and Australia the opportunity to become a dealer of the Buyer and distribute products manufactured by the Business. Should any dealer decline such offer, the Buyer will notify Caterpillar in writing and Caterpillar shall in good faith attempt to encourage the dealer to sell such products. If said dealer(s) continue to decline such offer after thirty (30) days, the Buyer may appoint a competing dealer to sell its products. Caterpillar agrees not to discourage any of its dealers from becoming dealers of the Buyer.

         Section 7.17. Delivery of Certain Financial Statements. In the event that prior to the Closing, the Buyer has not been able to obtain written confirmation from its independent auditors that, in connection with the transactions contemplated by this Agreement, financial statements of the Company satisfying the requirements of Regulation S-X, Items 3-01 and 3-02, are not required, not later than thirty (30) days following the Closing, Caterpillar and the Company shall provide the Buyer with audited financial statements for the business of which the Business is a part. Such audited financial statements shall satisfy the requirements of Regulation S-X, Items 3-01 and 3-02. The Buyer shall reimburse Caterpillar and the Company for reasonable fees paid to their independent auditors with respect to the auditing of such financial statements.

                                  ARTICLE VIII
                              CONDITIONS TO CLOSING

         Section 8.1. Conditions to Obligations of the Buyer. The obligations of the Buyer to consummate the transactions contemplated by this Agreement will be subject to the fulfillment at or prior to the Closing of each of the following conditions:

                  (a) Injunction. There will be no effective injunction, writ or preliminary restraining order or any order of any nature issued by a Governmental Entity of competent jurisdiction to the effect that the Acquisition may not be consummated as provided in this Agreement, no proceeding or lawsuit will be pending by any Governmental Entity for the purpose of obtaining any such injunction, writ or preliminary restraining order and no written notice will have been received from any Governmental Entity indicating an intent to restrain, prevent, materially delay or restructure the transactions contemplated by this Agreement, in each case where the Closing would (or would be reasonably likely to) result in a material fine or penalty payable by the Buyer or any of its Affiliates or to impose any restraint or restriction on Buyer's operation of the Business following the Closing.

                  (b) Governmental Consents. The waiting period under the HSR Act shall have expired or been terminated; and all other consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any Governmental Entity required in connection with the execution, delivery or performance of this Agreement will have been obtained or made, except where the failure to have obtained or made any such consent, approval, order, authorization, declaration or filing would not result in a material fine or penalty payable by the Buyer or any of its Affiliates or any adverse effect on the assets, liabilities, results of operations, business or prospects of the Business after the Closing.

                  (c) Representations and Warranties. The representations and warranties of the Company set forth in Article V shall have been true and correct in all material respects as of the date hereof and shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date, except that those representations and warranties that by their terms are qualified by materiality shall be true and correct in all respects.

                  (d) Performance of Obligations of the Company. The Company shall have performed in all material respects all covenants and agreements required to be performed by it under this Agreement on or prior to the Closing Date.

                  (e) No Material Adverse Effect. Between the date hereof and the Closing Date, there shall not have occurred any Material Adverse Effect.

                  (f) Officer Certificate. The Company shall have delivered to the Buyer an executed certificate of an authorized officer as to compliance with the conditions set forth in Sections 8.1(c), (d) and
         (e).

                  (g) Consents. The Company shall have obtained and delivered to the Buyer the written consents (or waivers with respect thereto) as described on Schedule 5.17 (all such consents and waivers shall be in full force and effect).

                  (h) Release of Liens. The Company shall have delivered to the Buyer satisfactory evidence that all Liens affecting the Assets (other than Permitted Liens) have been released.

                  (i) Ancillary Documents. Each of Caterpillar and the Company shall have delivered, or caused to be delivered, to the Buyer the following documents duly executed by all parties other than the
         Buyer:

                           (i)      the Components and Parts Supply Agreements;

                           (ii)     the Tractor and Parts Supply Agreement;

                           (iii)    the Trademark Licensing Agreement;

                           (iv)     the Transition Services Agreement;

                           (v) the Buyer Intellectual Property Licensing Agreement;

                           (vi)     the Intellectual Property Assignment
         Agreement;

                           (vii) executed deeds, bills of sale, instruments of assignment, certificates of title and other conveyance documents, dated as of the Closing Date, transferring to the Buyer all of the Company's right, title and interest in and to the Assets;

                           (viii) documents evidencing the assignment of the Assumed Contracts and the assignment of any assignable Licenses; and

                           (ix) a certificate by the Secretary or any Assistant Secretary of each of Caterpillar and the Company (as applicable), dated as of the Closing Date, as to (1) the good standing of the Company in its jurisdiction of incorporation and in Illinois and
         (2) the effectiveness of the resolutions of the board of directors and shareholders of the Company authorizing the execution, delivery and performance of this Agreement and the transactions contemplated thereby by the Company.

                  (j) Title Insurance. The Buyer shall have received a policy of title insurance issued by a title company reasonably satisfactory to the Buyer insuring the title to the Owned Real Property, subject only to Permitted Liens.

         Section 8.2. Conditions to Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement will be subject to the fulfillment at or prior to the Closing of each of the following conditions:

                  (a) Injunction. There will be no effective injunction, writ or preliminary restraining order or any order of any nature issued by a Governmental Entity of competent jurisdiction to the effect that the Acquisition may not be consummated as provided in this Agreement, no proceeding or lawsuit will be pending by any Governmental Entity for the purpose of obtaining any such injunction, writ or preliminary restraining order and no written notice will have been received from any Governmental Entity indicating an intent to restrain, prevent, materially delay or restructure the transactions contemplated by this Agreement, in each case where the Closing would (or would be reasonably likely to) result in a material fine or penalty payable by either Caterpillar or the Company or a material restriction on either Caterpillar or the Company's operations as a result of such matter.

                  (b) Governmental Consents. All consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any Governmental Entity required in connection with the execution, delivery or performance of this Agreement will have been obtained or made, except where the failure to have obtained or made any such consent, approval, order, authorization, declaration or filing would not result in a material fine or penalty payable by the Company or a material restriction on the Company's operations.

                  (c) Representations and Warranties. The representations and warranties of the Buyer set forth in Article VI shall have been true and correct in all material respects as of the date hereof and shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date, except that those representations and warranties that by their terms are qualified by materiality shall be true and correct in all respects.

                  (d) Performance of Obligations by the Buyer. The Buyer shall have performed in all material respects all covenants and agreements required to be performed by it under this Agreement on or prior to the Closing Date.

                  (e) Officer Certificate. The Buyer shall have delivered to each of Caterpillar and the Company an executed certificate of an authorized officer as to compliance with the conditions set forth in Sections 8.2(c) and (d).

                  (f) Ancillary Documents. The Buyer shall have delivered, or caused to be delivered, to either Caterpillar or the Company the following documents duly executed by the Buyer:

                           (i) documents evidencing the assumption of the Assumed Contracts and the Assumed Liabilities;

                           (ii) a certificate by the Secretary or any Assistant Secretary of the Buyer, dated as of the Closing Date, as to
         (1) the good standing of the Buyer in its jurisdiction of incorporation and (2) the effectiveness of the resolutions of the board of directors of the Buyer or committee thereof authorizing the execution, delivery and performance of this Agreement by the Buyer and the transactions contemplated thereby;

                           (iii)    the Components and Parts Supply Agreements;

                           (iv)     the Tractor and Parts Supply Agreement;

                           (v)      the Trademark Licensing Agreement;

                           (vi)     the Transition Services Agreement;

                           (vii) the Buyer Intellectual Property Licensing Agreement; and

                           (viii)   the Intellectual Property Assignment
         Agreement.

                                   ARTICLE IX
                                   TERMINATION

         Section 9.1.      Termination. This Agreement may be terminated:

                  (a)      in writing by mutual consent of the Parties;

                  (b) by written notice from either Caterpillar or the Company to the Buyer, if the Buyer (i) fails to perform in any material respect any of its agreements contained in this Agreement required to be performed by it on or prior to the Closing Date or (ii) materially breaches any of its representations and warranties contained in this Agreement, which failure or breach is not cured within thirty (30) days after either Caterpillar or the Company has notified the Buyer in writing of such breach or failure;

                  (c) by written notice from the Buyer to either Caterpillar or the Company, if the Company (i) fails to perform in any material respect any of its agreements contained in this Agreement required to be performed by it on or prior to the Closing Date or (ii) materially breaches any of its representations and warranties contained in this Agreement, which failure or breach is not cured within thirty
         (30) days after the Buyer has notified either Caterpillar or the Company of such breach or failure;

                  (d) by written notice from the Buyer to the Company under the circumstances described in Section 7.11; or

                  (e) by written notice by the Company to the Buyer or the Buyer to the Company, as the case may be, if the Closing has not occurred on or prior to May 31, 2002 for any reason other than delay or nonperformance of the Party seeking such termination.

         Section 9.2. Specific Performance and Other Remedies. The Parties each acknowledge that the rights of each Party to consummate the transactions contemplated by this Agreement are special, unique and of extraordinary character and that, in the event that any Party violates or fails or refuses to perform any covenant or agreement made by it in this Agreement, the non-breaching Party may be without an adequate remedy at law. The Parties agree, therefore, that in the event that any Party violates or fails or refuses to perform any covenant or agreement made by such Party in this Agreement, the non-breaching Party or Parties may, subject to the terms of this Agreement and in addition to any remedies at law for damages or other relief, institute and prosecute an action in any court of competent jurisdiction to enforce specific performance of such covenant or agreement or seek any other equitable relief.

         Section 9.3. Effect of Termination. In the event of termination of this Agreement pursuant to this Article IX, this Agreement will forthwith become void and there will be no liability on the part of any Party or its respective partners, officers, directors or stockholders, except for obligations under
Section 7.7 (Public Announcements), Section 11.1 (Notices), Section 11.6 (Controlling Law; Amendment), Section 11.13 (Transaction and Other Costs),
Section 11.14 (Consent to Jurisdiction, Etc.) and this Section 9.3, all of which will survive the Termination Date. Notwithstanding the foregoing, nothing contained in this Agreement will relieve any Party from liability for any breach of this Agreement.

                                    ARTICLE X
                                 INDEMNIFICATION

         Section 10.1. Indemnification Obligations of Caterpillar and the Company. Caterpillar and the Company, jointly and severally, agree to indemnify, defend and hold harmless the Buyer Indemnified Parties from, against and in respect of any and all claims, liabilities, obligations, losses, costs, expenses, penalties, fines and judgments (at equity or at law) and damages of any kind or nature whenever arising or incurred (including, without limitation, amounts paid in settlement, reasonable costs of investigation and reasonable attorneys' fees and expenses) arising out of or relating to:

                  (a) any liability or obligation of the Company or any of its Affiliates of any nature whatsoever, except the Assumed Liabilities and except as otherwise expressly covered by Sections 10.1(b) through
         (i);

                  (b) product liability resulting from the design of the MT 700 and MT 800 product lines of rubber tracked tractors (other than due to failure of components thereof manufactured by Caterpillar, which liability shall be governed by applicable law or contract other than this Agreement);

                  (c) any breach or inaccuracy of any representation or warranty made by the Company in this Agreement or in any of the Ancillary Documents;

                  (d) any breach of any covenant, agreement or undertaking made by the Company or any of its Affiliates in this Agreement or in any of the Ancillary Documents;

                  (e) any fraud, willful misconduct or bad faith of the Company or any of its Affiliates in connection with this Agreement or in any of the Ancillary Documents;

                  (f) any provision of any Environmental Law and arising out of or relating to (i) any act or omission of the Company, or any of its directors, officers, employees, agents, representatives or Affiliates and any of such Affiliate's respective directors, officers, employees, agents or representatives or (ii) the ownership, use, control or operation or any plant, facility, site, area or property used in the business of the Company (whether currently or previously owned or leased by the Company) during the period of time owned, used, controlled or operated by the Company or any of its Affiliates, including, without limitation, arising from any release of any Hazardous Materials or off-site shipment of any Hazardous Materials at or from the Real Property or any such plant, facility, site, area or property;

                  (g) non-compliance by any of the Parties with any applicable bulk sales law;

                  (h) the Encoat Services Agreement or the Ryder Logistics Agreement (including, with respect to the foregoing agreements, the business relations between the parties thereto); or

                  (i) any of the JV Agreements (including, but not limited to, the business relations between the parties thereto).

         To the extent that the Buyer Indemnified Parties incur any claim, liability, obligation, loss, cost, expense, penalty, fine or judgment (at equity or at law) or damages of any kind or nature whenever arising or incurred (including without limitation, amounts paid in settlement, cost of investigation and reasonable attorneys' fees and expenses) arising out of any provision of any Environmental Law and arising or relating to (i) any act or omission of any Person relating to the ownership, use, control or operation of any Real Property or any plant, facility, site, area or property used in the business of the Company (whether currently or previously owned or leased by the Company) prior to the period of time such property was owned, used, controlled or operated by the Company or one of its Affiliates, including without limitation, arising from any release of Hazardous Materials or off-site shipment of any Hazardous Materials at or from the Real Property or any such plant, facility, site, area or property, then the Company will either (i) assign to the Buyer any rights that the Company might have (whether contractual or otherwise) against a prior owner, user, controller or operator with respect to indemnification, contribution or otherwise arising from such matter or (ii) to the extent that such assignment would invalidate the right, indemnify the Buyer to the fullest extent that the Company is entitled to, and successful in, making a claim against such prior owner, user, controller or operator (which the Company undertakes to assert at the written request and expense of the Buyer and to pursue in accordance with the reasonable directions of the Buyer). It is acknowledged by the Parties that the foregoing claims, liabilities, obligations, losses, costs, expenses, penalties, fines or judgments referenced in this paragraph are not covered by Sections 10.1(a) through 10(i) above.

         Section 10.2. Indemnification Obligations of the Buyer. The Buyer will indemnify and hold harmless the Company Indemnified Parties from, against and in respect of any and all claims, liabilities, obligations, losses, costs, expenses, penalties, fines and judgments (at equity or at law) and damages of any kind or nature whenever arising or incurred (including, without limitation, amounts paid in settlement, reasonable costs of investigation and reasonable attorneys' fees and expenses) arising out of or relating to:

                  (a) the Buyer's failure to perform, discharge or satisfy the Assumed Liabilities;

                  (b) any breach or inaccuracy of any representation or warranty made by the Buyer in this Agreement or in any of the Ancillary Documents;

                  (c) any breach of any covenant, agreement or undertaking made by the Buyer or any of its Affiliates in this Agreement or in any of the Ancillary Documents;

                  (d) any fraud, willful misconduct or bad faith of the Buyer or any of its Affiliates in connection with this Agreement or in any of the Ancillary Documents; or

                  (e) any liability or obligation of the Buyer or any of its Affiliates of any nature whatsoever arising subsequent to the Closing which is not expressly covered by an indemnification obligation of the Company or Caterpillar to the Buyer pursuant to Section 10.1, which shall include, without limitation, for purposes of this Section 10.2(e), all product liabilities referred to in Section 10.1(b) as to which a claim for indemnification under Section 10.3 is not made prior to the expiration of the Claims Period specified in Section 10.4(b).

         Section 10.3.     Indemnification Procedure.

                  (a) Promptly after receipt by an Indemnified Party of notice by a third party (including any Governmental Entity) of any complaint or the commencement of any audit, investigation, action or proceeding with respect to which such Indemnified Party may be entitled to receive payment from the other Party for any Buyer Losses or the Company Losses (as the case may be), such Indemnified Party will notify the Buyer or

         Caterpillar, as the case may be (the "Indemnifying Party"), promptly following the Indemnified Party's receipt of such complaint or of notice of the commencement of such audit, investigation, action or proceeding; provided, however, that the failure to so notify the Indemnifying Party will relieve the Indemnifying Party from liability under this Agreement with respect to such claim only if, and only to the extent that, the Indemnifying Party is actually prejudiced by such failure to notify. The Indemnifying Party will have the right, upon written notice delivered to the Indemnified Party within ten (10) business days thereafter to assume the defense of such audit, investigation, action or proceeding, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of the fees and disbursements of such counsel. In the event, however, that the Indemnifying Party declines or fails to assume the defense of the audit, investigation, action or proceeding on the terms provided above or to employ counsel reasonably satisfactory to the Indemnified Party, in either case within such ten (10) business day period, then such Indemnified Party may employ counsel to represent or defend it in any such audit, investigation, action or proceeding and the Indemnifying Party will pay the reasonable fees and disbursements of such counsel as incurred. In any audit, investigation, action or proceeding for which the Indemnifying Party has assumed the defense, the Indemnified Party will have the right to participate in such matter and to retain its own counsel at the Indemnified Party's own expense. The Indemnifying Party and the Indemnified Party will at all times use reasonable efforts to keep the other reasonably apprised of the status of the defense of any matter the defense of which has been assumed by such party and to cooperate in good faith with each other with respect to the defense of any such matter.

                  (b) No Indemnified Party may settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder without the prior written consent of the Indemnifying Party, unless (i) the Indemnifying Party fails to assume and maintain the defense of such claim pursuant to
         Section 10.3(a) or (ii) such settlement, compromise or consent includes an unconditional release of the Indemnifying Party and its officers, directors, employees and Affiliates from all liability arising out of such claim. An Indemnifying Party may not, without the prior written consent of the Indemnified Party, settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder unless (x) such settlement, compromise or consent includes an unconditional release of the Indemnified Party and its officers, directors, employees and Affiliates from all liability arising out of such claim, (y) does not contain any admission or statement suggesting any wrongdoing or liability on behalf of the Indemnified Party and (z) does not contain any equitable order, judgment or term which in any manner affects, restrains or interferes with the business of the Indemnified Party or any of the Indemnified Party's Affiliates.

                  (c) In the event an Indemnified Party claims a right to payment pursuant to this Agreement, such Indemnified Party will send written notice of such claim to the appropriate Indemnifying Party. Such notice will specify the basis for such claim. As promptly as possible after the Indemnified Party has given such notice, such Indemnified Party and the appropriate Indemnifying Party will establish the merits and amount of such claim (by mutual agreement, litigation, arbitration or otherwise) and, within five (5)

         Business Days of the final determination of the merits and amount of such claim, the Indemnifying Party will pay to the Indemnified Party immediately available funds in an amount equal to such claim as determined hereunder.

                  (d) The calculation of any amount payable pursuant to this Article X by an Indemnifying Party shall be decreased by (x) any insurance proceeds received or receivable or receivable by the Indemnified Party under any insurance policy and (y) any cash tax benefits received or receivable by the Indemnified Party in the year of the payment.

         Section 10.4. Claims Period. The Claims Periods under this Agreement shall begin on the date hereof and terminate as follows:

                  (a)      with respect to Buyer Losses arising (i) under
         Section 10.1(c) with respect to any breach or inaccuracy of any Surviving Representations or (ii) with respect to the Surviving Obligations, the Claims Period shall continue until the expiration of any applicable statute of limitations;

                  (b) with respect to Buyer Losses arising under Section 10.1(b), the Claims Period shall terminate on the date that is one (1) year after the Closing Date;

                  (c) with respect to Company Losses arising under Sections 10.2(a), 10.2(c), 10.2(d) or 10.2(e), the Claims Period shall continue until the expiration of any applicable statute of limitations; and

                  (d) with respect to all other Buyer Losses or Company Losses arising under this Agreement, the Claims Period shall terminate on the date that is three (3) years after the Closing Date.

Notwithstanding the foregoing, if, prior to the close of business on the last day of the applicable Claims Period, an Indemnifying Party shall have been properly notified of a claim for indemnity hereunder and such claim shall not have been finally resolved or disposed of at such date, such claim shall continue to survive and shall remain a basis for indemnity hereunder until such claim is finally resolved or disposed of in accordance with the terms hereof.

         Section 10.5.     Liability Limits.

                  (a) Notwithstanding anything to the contrary set forth herein, the Buyer Indemnified Parties shall not make a claim against Caterpillar for indemnification under this Article X for Buyer Losses unless and until the aggregate amount of such Buyer Losses exceeds Three Hundred Fifty Thousand Dollars ($350,000) (the "Buyer Basket"), in which event the Buyer Indemnified Parties may claim indemnification for all Buyer Losses in excess of Three Hundred Fifty Thousand Dollars ($350,000). The total aggregate amount of Caterpillar's liability for Buyer Losses shall be limited to Ten Million Dollars ($10,000,000) (the "Buyer Cap"); provided, however, Section 10.1(b), the Surviving Obligations and the Surviving Representations shall not be subject to the Buyer Cap.

                  (b) In computing Buyer Losses and Company Losses, lost profits and opportunity costs shall not be recoverable, and recoverable actual damages shall include the amount necessary to return the Indemnified Party to the same economic position it would have been in, with respect to out-of-pocket costs and expenditures, including the purchase price hereunder, absent the condition or event creating the loss, but otherwise shall not include consequential damages. By way of example, (i) if the Owned Real Property was required to be temporarily closed due to an occurrence described in Section 10.1(f), Buyer
         Losses would include not only the cost of remediation, but also, for example, the cost of maintaining the facility during the closure, the cost of compensating non-productive employees during the closure and damages due third parties for non-performance by the Buyer as a result of the closure, and (ii) if the Buyer had to permanently stop operating the Business due to a breach of a representation by the Company, Buyer Losses might include, for example, the original purchase price hereunder plus out-of-pocket expenses incurred by the Buyer in operating the Business.

         Section 10.6. Investigations. The respective representations and warranties of the Parties contained in this Agreement or in any certificate or other document delivered by any Party prior to the Closing and the rights to indemnification set forth in Article X will not be deemed waived or otherwise affected by any investigation made by a Party to this Agreement.

         Section 10.7. Certain Environmental Matters. Regarding any claim, liability, obligation, loss, cost, expense, penalty, fine, judgment (at law or equity), or damage of any kind or nature under or relating to Environmental Laws that would otherwise be subject to indemnification under this Article X ("Indemnified Environmental Losses"), such Indemnified Environmental Losses shall be subject to indemnification only to the extent consistent with the Buyer's reasonable efforts to mitigate such Indemnified Environmental Losses. This Article X constitutes the Buyer's sole remedy regarding any claim, liability, obligation, loss, cost, expense, penalty, fine, judgment (at law or equity), or damage of any kind or nature under or relating to Environmental Laws and Buyer waives any other remedy it might have under Environmental Laws.

                                   ARTICLE XI
                                  MISCELLANEOUS

         Section 11.1. Notices. All notices, communications and deliveries hereunder shall be made in writing signed by or on behalf of the party making the same, shall specify the Section hereunder pursuant to which it is given or being made, and shall be delivered personally or by telecopy transmission or sent by registered or certified mail (return receipt requested) or by any national overnight courier service (with postage and other fees prepaid) as follows:

If to the Buyer:                    AGCO Corporation
                                    4205 River Green Parkway
                                    Duluth, Georgia 30096-2568
                                    Attention: General Counsel
                                    Telecopy No.: (770) 813-6599

With a copy to:                     Troutman Sanders LLP
                                    600 Peachtree Street
                                    Atlanta, Georgia 30308-2216
                                    Attention: Robert W. Grout
                                    Telecopy No.: (404) 962-6789

If to Caterpillar or the Company:   Caterpillar Inc.
                                    100 N.E. Adams Street
                                    Peoria, Illinois 61629
                                    Attention: Chief Financial Officer
                                    Telecopy No.: (309) 675-4010

With a copies to:                   Caterpillar Inc.
                                    100 N.E. Adams Street
                                    Peoria, Illinois 61629
                                    Attention: General Counsel
                                    Telecopy No.: (309) 675-1795

                                    Simpson Thacher & Bartlett
                                    425 Lexington Avenue
                                    New York, New York 10017-3909
                                    Attention: Paul B. Ford Jr.
                                               Peter J. Gordon
                                    Telecopy No.: (212) 455-2502

or to such other address or to such other person or persons designated in writing by such party or counsel, as the case may be. Any such notice, communication or delivery shall be deemed given or made (a) on the date of delivery if delivered in person, (b) on the first (1st)business day after delivery to a national overnight courier service, (c) upon transmission by facsimile if receipt is confirmed by telephone or (d) on the fifth (5th) business day after it is mailed by registered or certified mail.

         Section 11.2. Schedules and Exhibits. The Schedules and Exhibits to this Agreement are hereby incorporated into this Agreement and are hereby made a part of this Agreement as if set out in full in this Agreement.

         Section 11.3. Assignment; Successors in Interest. No assignment or transfer by any Party of such Party's rights and obligations under this Agreement will be made except with the prior written consent of the other Parties; provided that the Buyer shall, without the obligation to obtain the prior written consent of any other Party to this Agreement, be entitled to assign this Agreement or all or any part of its rights or obligations hereunder to one (1) or more Affiliates of the Buyer and further provided that, in such event, the Buyer shall not be released from its obligations hereunder. This Agreement will be binding upon and will inure to the benefit of the

Parties and their successors and permitted assigns, and any reference to a Party will also be a reference to a successor or permitted assign.

         Section 11.4. Interpretation. Whenever the context so requires, the singular number will include the plural and the plural will include the singular, and the gender of any pronoun will include the other genders. Whenever used in this Agreement, the words "including", "includes" or "included" shall be deemed to be followed by the words "without limitation."

         Section 11.5. Captions. The titles, captions and table of contents contained in this Agreement are inserted in this Agreement only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision of this Agreement. Unless otherwise specified to the contrary, all references to Articles and Sections are references to Articles and Sections of this Agreement and all references to Schedules or Exhibits are references to Schedules and Exhibits, respectively, to this Agreement.

         Section 11.6. Controlling Law; Amendment. This Agreement will be governed by and construed and enforced in accordance with the laws of the State of Illinois applicable to contracts made and performed therein. This Agreement may not be amended, modified or supplemented except by written agreement of the Parties.

         Section 11.7. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by law, the Parties waive any provision of law which renders any such provision prohibited or unenforceable in any respect.

         Section 11.8.     Counterparts. This Agreement may be executed in two
(2) or more counterparts, each of which will be deemed an original, and it will not be necessary in making proof of this Agreement or the terms of this Agreement to produce or account for more than one (1) of such counterparts.

         Section 11.9. Enforcement of Certain Rights. Nothing expressed or implied in this Agreement is intended, or will be construed, to confer upon or give any Person other than the Parties, and their successors or permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, or result in such Person being deemed a third party beneficiary of this Agreement. Notwithstanding anything set forth in this Section 11.9 (or
Section 11.3) to the contrary, in no event may any Party assign any rights or remedies to any current or former director, employee, independent contractor, consultant or any other individual or entity whose relationship with any Party hereto is employment-related.

         Section 11.10. Waiver. Any agreement on the part of a Party to any extension or waiver of any provision of this Agreement will be valid only if set forth in an instrument in writing signed on behalf of such Party. A waiver by a Party of the performance of any covenant, agreement, obligation, condition, representation or warranty will not be construed as a waiver of any other covenant, agreement, obligation, condition, representation or warranty. A waiver by any Party of the performance of any act will not constitute a waiver of the performance of any other act or an identical act required to be performed at a later time.

         Section 11.11. Integration. This Agreement and the documents executed pursuant to this Agreement supersede all negotiations, agreements and understandings among the Parties with respect to the subject matter of this Agreement, except for that certain Confidentiality Agreement, dated November 13, 2001, by and between the Buyer and Caterpillar, and constitutes the entire agreement between the Parties.

         Section 11.12. Cooperation Following the Closing. Following the Closing, each of the Parties shall deliver to the others such further information and documents and shall execute and deliver to the others such further instruments and agreements as the other Party shall reasonably request to consummate or confirm the transactions provided for in this Agreement, to accomplish the purpose of this Agreement or to assure to the other Party the benefits of this Agreement.

         Section 11.13. Transaction and Other Costs. Except as provided above or as otherwise expressly provided herein, (a) the Buyer will pay its own fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement, including the fees, costs and expenses of its financial advisors, accountants and counsel, and (b) each of Caterpillar and the Company will pay the fees, costs and expenses of Caterpillar and the Company incurred in connection with this Agreement and the transactions contemplated by this Agreement, including the fees, costs and expenses of (i) its financial advisors, accountants and counsel and (ii) satisfying the covenant contained in Sections 7.13 and 7.14. Notwithstanding the foregoing, the Parties shall share equally the cost of making any filing pursuant to the HSR Act in connection with the transactions contemplated hereby.

         Section 11.14. Consent to Jurisdiction, Etc. The Parties hereby irrevocably consent and agree that disputes under this agreement shall be resolved exclusively pursuant to arbitration in Chicago, Illinois, according to the commercial rules and practices of the American Arbitration Association ("AAA"). Arbitration hereunder shall be by three independent and impartial arbitrators. Each Party shall appoint one arbitrator within ten (10) days after initiation of arbitration and the two arbitrators so appointed shall select a third arbitrator within thirty (30) days after initiation of arbitration. If the Parties or the arbitrators fail to select arbitrators as aforesaid, the AAA shall select such arbitrators. The AAA shall have the authority to disqualify any arbitrator who it determines not to be independent and impartial. The arbitrators shall be entitled to a fee commensurate with their fees for professional services requiring similar time and effort. The Parties agree that this submission and agreement to arbitrate shall be governed by and specifically enforceable in accordance with the laws of the State of Illinois. The Parties agree to abide by all decisions and determinations rendered in such proceedings. Such decisions and determinations shall be final and binding on the Parties. Judgment may be entered on the award of the arbitrator in any court having proper jurisdiction. All costs and expenses incurred in connection with any arbitration relating to the interpretation or enforcement of any provision of this Agreement, including, without limitation, attorney's fees, shall be paid by the nonprevailing party in the arbitration.

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed effective as of the day and year first above written.


                                    AGCO CORPORATION


                                    /s/ R. J. Ratliff
                                    --------------------------------------------
                                    Name:  R. J. Ratliff
                                           -------------------------------------
                                    Office: Executive Chairman
                                           -------------------------------------


                                    CATERPILLAR INC.


                                    /s/ Gerald L. Shaheen
                                    --------------------------------------------
                                    Name:  Gerald L. Shaheen
                                           -------------------------------------
                                    Office: Group President
                                           -------------------------------------


                                    CATERPILLAR AGRICULTURAL PRODUCTS INC.


                                    /s/ Robert R. Macier
                                    --------------------------------------------
                                    Name:  Robert R. Macier
                                           -------------------------------------
                                    Office: Chairman of the Board
                                           -------------------------------------